As filed with the Securities and Exchange Commission on October 14, 2008

Registration No. 333-153099

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-effective Amendment No. 1 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iSHARES® DIVERSIFIED ALTERNATIVES TRUST

SPONSORED BY BARCLAYS GLOBAL INVESTORS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	6799	N/A
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Barclays Global Investors International, Inc.

400 Howard Street

San Francisco, CA 94105

Attn: BGI’s Product Management Team, Intermediary Investors and Exchange-Traded Products Department

(415) 597-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Barclays Global Investors International, Inc.

400 Howard Street

San Francisco, CA 94105

Attn: BGI’s Product Management Team, Intermediary Investors and Exchange-Traded Products Department

(415) 597-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Yeres, Esq. Clifford Chance US LLP 31 West 52nd Street New York, NY 10019	Matthew J. Fitzgerald, Esq. Barclays Global Investors, N.A. 400 Howard Street San Francisco, CA 94105

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated [            ], 2008

20,000 Shares

iShares® Diversified Alternatives Trust

The iShares® Diversified Alternatives Trust, or the Trust, will be a Delaware statutory trust that will issue Shares representing fractional undivided beneficial interests in its net assets. The Trust will seek to maximize its returns by investing in long and/or short positions in futures and/or forward contracts that may involve assets such as commodities, currencies, stock and/or bond indices, interest rates and debt instruments. Investments for the Trust’s portfolio will be selected by Barclays Global Fund Advisors, the Trust’s Advisor, following investment strategies that utilize quantitative methodologies to identify potentially profitable discrepancies in the relative values or market prices of one or more assets. See “Business of the Trust—Investment Objective; Strategies.” The objective of the Trust will be to maximize absolute returns from investments with historically low correlation to traditional asset classes while seeking to control the risks and volatility inherent in futures and forward contracts by taking long and short positions in historically correlated assets.

The Shares are expected to be listed on NYSE Arca under the symbol “[            ].” Barclays Global Investors, N.A. will be the Trustee of the Trust. The Trust will be a commodity pool, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commission, and will be operated by its Sponsor, Barclays Global Investors International, Inc., a commodity pool operator registered under the Commodity Exchange Act. The Trust will not be an investment company registered under the Investment Company Act.

Investing in the Shares involves significant risk. See “Risk Factors” starting on page 13.

•      Futures and forward contracts are volatile and even a
small price movement may result in large losses.

•      The Trust will use leveraged investment techniques in
seeking to achieve its investment objectives. Leverage
will cause the value of the Shares to be more volatile
than if the Trust did not use leverage.

•      The return on the Shares (if any) will not be related to
any index or other benchmark.

•      The Trust will have no mandatory allocation
requirements. Accordingly, at any given time the Trust
may be disproportionately exposed to one or more
markets, asset classes or contract counterparties.

• The Trust will be subject to fees and expenses that
will be payable regardless of profitability.

•      There may be conflicts of interest between you and
the Sponsor, the Trustee, the Trust’s Advisor and
their affiliates.

•      Your losses may be exacerbated if there is no liquid
market for the Shares at the time you want to sell
them.

•      You may lose all or substantially all of your
investment in the Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares will not be deposits or other obligations of Barclays Bank PLC or Barclays Global Investors, N.A. or any of their subsidiaries or affiliates or any other bank, will not be guaranteed by Barclays Bank PLC or Barclays Global Investors, N.A. or any of their subsidiaries or affiliates or any other bank and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares will be speculative and involve a high degree of risk.

The Trust will offer Shares on a continuous basis. The Trust will issue and redeem Shares only in one or more blocks of 5,000 Shares called Baskets. These transactions will take place in exchange for a consideration in cash equal to the net asset value per Basket first announced after the purchase or redemption order is accepted by the Trust. Only institutions that enter into an agreement with the Trust to become Authorized Participants may purchase or redeem Baskets.

The Trust will issue to [            ], called the Initial Authorized Participant, [            ] Baskets of Shares comprising [            ] Shares, which we refer to as the Initial Shares.

Authorized Participants (including the Initial Authorized Participant) may offer to the public, from time to time, Shares from any Baskets they purchase from the Trust (including the Initial Shares). Shares (including the Initial Shares) offered to the public by Authorized Participants may be offered at a per-Share offering price that varies depending on, among other factors, the trading price of the Shares on NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Neither the Initial Authorized Participant nor any other Authorized Participant will receive from the Trust, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. The Initial Authorized Participant and any other Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission- or fee-based brokerage accounts.

The date of this prospectus is [            ], 2008

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES, AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 12 AND 36 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 12.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 13.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTIONS TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

iSHARES® DIVERSIFIED ALTERNATIVES TRUST IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN SELLING TO THE PUBLIC SHARES PURCHASED FROM THE TRUST. SEE “PLAN OF DISTRIBUTION.”

THE TRUST MAY CONSTITUTE A COLLECTIVE INVESTMENT SCHEME AS DEFINED IN THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”). THE TRUST IS NOT AUTHORIZED OR OTHERWISE RECOGNIZED IN THE UNITED KINGDOM AND THEREFORE WOULD BE CHARACTERIZED AS AN UNREGULATED COLLECTIVE INVESTMENT SCHEME

i

FOR THE PURPOSES OF THE FSMA. AS SUCH, THE ISSUE AND DISTRIBUTION OF THIS PROSPECTUS IN THE UNITED KINGDOM IS RESTRICTED BY LAW. IN ADDITION, THIS PROSPECTUS HAS NOT BEEN APPROVED BY A PERSON AUTHORIZED TO CARRY ON INVESTMENT BUSINESS IN THE UNITED KINGDOM (AN “AUTHORIZED PERSON”) FOR THE PURPOSES OF SECTION 21(2)(B) OF THE FSMA. ACCORDINGLY, THIS PROSPECTUS CAN ONLY BE ISSUED OR DISTRIBUTED IN THE UNITED KINGDOM: (1) BY AN AUTHORIZED PERSON IN CIRCUMSTANCES PERMITTED BY CHAPTER II OF PART XVII OF THE FSMA AND RULES MADE THEREUNDER AND THE PROVISIONS OF THE FSMA (FINANCIAL PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED), OR BY A PERSON WHO IS NOT AN AUTHORIZED PERSON, IN CIRCUMSTANCES PERMITTED BY THE FSMA (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED); AND (2) IN CIRCUMSTANCES WHERE THE ISSUANCE OR DISTRIBUTION OF THIS PROSPECTUS WOULD NOT CONSTITUTE OR OTHERWISE RESULT IN AN OFFER OF TRANSFERABLE SECURITIES TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF PART VI OF THE FSMA. ANY OTHER DISTRIBUTION OF THIS PROSPECTUS IN OR INTO THE UNITED KINGDOM IS UNAUTHORIZED. ANY PERSON ISSUING OR DISTRIBUTING THIS PROSPECTUS OR ANY PART OF IT MAY BE ACTING IN BREACH OF APPLICABLE LAW OR REGULATIONS AND ANY PERSONS RECEIVING THIS PROSPECTUS IN OR FROM THE UNITED KINGDOM IN CIRCUMSTANCES NOT FALLING WITHIN (1) OR (2) ABOVE MAY NOT RELY ON ITS CONTENTS. NO PART OF THIS PROSPECTUS SHOULD THEREFORE BE PUBLISHED, DISTRIBUTED OR OTHERWISE MADE AVAILABLE WITH UNRESTRICTED ACCESS IN ANY FORM IN THE UNITED KINGDOM.

THE SHARES MAY BE ACQUIRED ONLY IN ACCORDANCE WITH THE GERMAN SECURITIES PROSPECTUS ACT (WERTPAPIERPROSPEKTGESETZ, THE “SECURITIES PROSPECTUS ACT”) AND THE GERMAN INVESTMENT ACT (INVESTMENTGESETZ, THE “INVESTMENT ACT”), AS THE CASE MAY BE, AND ARE NOT REGISTERED OR AUTHORIZED FOR DISTRIBUTION UNDER THE SECURITIES PROSPECTUS ACT OR THE INVESTMENT ACT. ACCORDINGLY, THE SHARES MAY NOT BE, AND ARE NOT BEING, OFFERED OR ADVERTISED PUBLICLY OR OFFERED SIMILARLY UNDER THE SECURITIES PROSPECTUS ACT OR THE INVESTMENT ACT. THEREFORE, THIS OFFER IS BEING MADE ONLY TO RECIPIENTS TO WHOM THIS PROSPECTUS IS PERSONALLY ADDRESSED AND DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT TO THE PUBLIC. ALL PROSPECTIVE INVESTORS ARE URGED TO SEEK TAX ADVICE REGARDING THE TAX TREATMENT OF THE SHARES PURSUANT TO GERMAN LAW, INCLUDING THE GERMAN INVESTMENT TAX ACT (INVESTMENTSTEUERGESETZ), AND OTHER APPLICABLE LAW BY THEIR TAX ADVISOR.

Other Information

“iShares” is a registered trademark of Barclays Global Investors, N.A.

FORWARD-LOOKING STATEMENTS

This prospectus includes statements that relate to future events or future performance. In some cases, you can identify these forward-looking statements by words such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or the negative of these terms or other comparable phrases. All statements, other than statements of historical fact, included in this prospectus that address activities, events or developments that may occur in the future, including matters such as changes in market conditions (for the Trust’s assets and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, including under “Risk Factors”, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies and other world economic and political developments. Consequently, the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Moreover, none of the Sponsor, the Trustee, the Delaware Trustee, or any other person assumes responsibility for the accuracy or completeness of any forward-looking statements. None of the Trust, the Sponsor, the Trustee or the Delaware Trustee is under a duty to update any forward-looking statements to conform the statements to actual results or to a change in the expectations or predictions of these persons.

You should rely only on the information contained in this prospectus. None of the Sponsor, the Trustee, the Delaware Trustee or the Trust has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of the Sponsor, the Trustee, the Delaware Trustee or the Trust is making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

Certain defined terms used in this prospectus are set forth in the “Glossary” in the Statement of Additional Information attached hereto.

PROSPECTUS SUMMARY

This summary highlights some of the information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the Shares. You should carefully read this entire prospectus, including “Risk Factors” beginning on page 13, before making a decision to invest in the Shares.

Structure of the Trust

iShares® Diversified Alternative Trust, or the Trust, will be formed as a Delaware statutory trust. The Trust will continuously issue and redeem Shares in transactions with Authorized Participants. Each Share represents a unit of fractional undivided beneficial interest in the net assets of the Trust. The assets of the Trust, called the Portfolio, consist of cash and financial instruments that will be used, as needed, to secure the Trust’s trading obligations in respect of a portfolio of futures and/or forward contracts that may involve commodities, currencies, certain eligible stock and/or bond indices, interest rates and sovereign, private and mortgage- or asset-backed debt instruments. Investments for the Trust’s portfolio will be selected by Barclays Global Fund Advisors, the Trust’s Advisor, following investment strategies that utilize quantitative methodologies to identify potentially profitable discrepancies in the relative values or market prices of one or more assets and seek to control the risks and volatility inherent in these investments by taking long and short positions in historically correlated assets. See “—Investment Objective; Strategies.” The term of the Trust will be perpetual, unless it is dissolved under the circumstances described under “Description of the Shares and the Trust Agreement—Amendment and Dissolution.” The principal offices of the Trust will be located at 400 Howard Street, San Francisco, CA 94105, and the Trust’s telephone number is (415) 597-2000.

The Trust will be a commodity pool as defined in the Commodity Exchange Act (the “CEA”) and the regulations of the Commodity Futures Trading Commission (the “CFTC”). The Trust will be operated by its Sponsor, Barclays Global Investors International, Inc., which is a commodity pool operator registered with the CFTC, and is an indirect subsidiary of Barclays Bank PLC. Barclays Global Investors, N.A. will be the Trustee of the Trust. The Advisor, Barclays Global Fund Advisors, which is an indirect subsidiary of Barclays Bank PLC, will serve as the commodity trading advisor of the Trust and is registered under the CEA. The Trust will not be an investment company registered under the Investment Company Act and will not be required to register under that Act.

The material terms of the agreement governing the Trust are discussed in greater detail under “Description of the Shares and the Trust Agreement.”

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor during the first twelve months is [        ]% (or $[        ] of the initial offering price of $50 per share. See “Breakeven Analysis.”

Creations and Redemptions

The Trust will issue Shares only in one or more blocks of 5,000 Shares, called Baskets, in exchange for cash in an amount equal to the net asset value per Basket first announced after the purchase order is accepted by the Trust. The Trust will redeem Shares only in Baskets in exchange for cash in an amount equal to the net asset value per Basket first announced after the redemption order is accepted by the Trust. The Trust will not redeem individual Shares or Baskets held by parties who are not Authorized Participants.

The Sponsor

The Sponsor is Barclays Global Investors International, Inc., a Delaware corporation and an indirect subsidiary of Barclays Bank PLC. The Sponsor’s primary business function in connection with the Trust will be to act as commodity pool operator of the Trust.

Barclays Global Investors International, Inc. has been registered under the CEA since October 13, 2005 as a commodity pool operator and is a member of the National Futures Association (the “NFA”).

The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering and the listing of the Shares on NYSE Arca. The Sponsor will be obligated under the Trust Agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Advisor, the Delaware Trustee, the Trust Administrator and the Processing Agent, (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) fees for registration of the Shares with the SEC, (6) tax reporting costs and (7) legal expenses up to $100,000 annually. In recognition of its paying these expenses, the Sponsor will receive an allocation that will accrue daily at an annualized rate equal to [            ]% of the adjusted net asset value of the Trust and will be payable by the Trust monthly in arrears. That allocation to the Sponsor is referred to in this prospectus as the “Sponsor’s Fee.” For a description of how the net asset value of the Trust will be calculated, see “Business of the Trust—Computation of Trust’s Net Asset Value.”

The Sponsor may remove the Trustee and appoint a successor Trustee if the Trustee ceases to meet certain objective requirements, or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days. The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, at any time following the first anniversary of the creation of the Trust.

The principal office of the Sponsor is located at 400 Howard Street, San Francisco, CA 94105, and its telephone number is (415) 597-2000.

The Advisor

The Advisor will be Barclays Global Fund Advisors (the “Advisor”), a California corporation and an indirect subsidiary of Barclays Bank PLC. The Advisor will serve as the commodity trading advisor for the Trust and will have discretionary authority to make all determinations with respect to the Portfolio, subject to specified limitations. The Advisor has been registered as a commodity trading advisor under the CEA since April 5, 1993 and is a member of the NFA.

The Advisor and the Trust may each terminate the Advisory Agreement at any time upon 30 days’ prior written notice.

The Trustee

The Trustee of the Trust will be Barclays Global Investors, N.A., a national banking association affiliated with the Sponsor. The Shares will not be deposits or other obligations of Barclays Bank PLC or Barclays Global Investors, N.A. or any of their subsidiaries or affiliates or any other bank, will not be guaranteed by Barclays Bank PLC or Barclays Global Investors, N.A. or any of their subsidiaries or affiliates or any other bank and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares is speculative and involves a high degree of risk.

The Trustee will be responsible for the day-to-day administration of the Trust. Day-to-day administration includes (1) processing orders for the creation and redemption of Baskets and (2) calculating the net asset value of the Trust on each Business Day.

The Trustee will delegate the processing of creation and redemption orders of Baskets to SEI Investments Distribution Co. (the “Processing Agent”). The Trustee will also delegate the valuation of certain assets of the Trust for purposes of the daily calculation of the net asset value of the Trust and the remainder of its day-to-day administrative responsibilities to the Trust to State Street Bank & Trust Company (the “Trust Administrator”). Neither the Processing Agent nor the Trust Administrator is affiliated with the Sponsor or the Trustee. The Trustee will also retain PricewaterhouseCoopers LLP (the “Tax Administrator”) to provide tax accounting and tax reporting services for the Trust. The Trustee may terminate the Processing Agent, the Trust Administrator or the Tax Administrator at any time or appoint different agents to act on its behalf.

For a more detailed description of the role and responsibilities of the Trustee and the Trust Administrator, see “Description of the Shares and the Trust Agreement.”

The Delaware Trustee

Wilmington Trust Company, a Delaware banking corporation, will serve as the Delaware Trustee of the Trust. The Delaware Trustee will not be entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Trustee. The Delaware Trustee will be a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

Investment Objective; Strategies

The investment objective of the Trust will be to maximize absolute returns from its portfolio of futures and/or forward contracts that may involve commodities, currencies, certain eligible stock and/or bond indices, interest rates and sovereign, private and mortgage- or asset-backed debt instruments while seeking to reduce the risks and volatility inherent in those investments by taking long and short positions in historically correlated assets. The Trust also expects to earn interest on the assets used to collateralize its trading positions. The return on assets in the Portfolio, if any, will not be intended to track the performance of any index or other benchmark. There is no assurance that the Trust will achieve its investment objectives.

Forward Contracts

A forward contract is an agreement between two parties, one of whom undertakes to purchase from or sell to the other, on a specified future date, a specified quantity of a specified asset at a specified location in exchange for a specified purchase price. At the discretion of the Advisor, the Trust may enter into forward contracts. The types of assets involved in a forward strategy or contract held by the Trust may vary from foreign currencies to physical commodities and financial assets such as bonds or interest rates.

Futures Contracts

Futures contracts are standardized forward contracts traded on an exchange. At the discretion of the Advisor, the Trust may engage in trading activities with respect to various futures contracts that may involve commodities, currencies, certain eligible stock and/or bond indices, interest rates and sovereign, private and mortgage- or asset-backed debt instruments as described elsewhere in this prospectus.

Interest

Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2% to 5%) of the purchase price of the asset underlying the futures contract being traded. Similarly, it is expected that the Trust will be required to satisfy certain collateral requirements set forth by its over-the-counter counterparties with respect to the Trust’s forward contracts trading obligations. Interest paid on the Trust’s cash positions, together with any interest paid on collateral deposited as margin, net of expenses, will be reinvested.

Strategies

The Advisor will act as the commodity trading advisor for the Trust. The Advisor will invest cash proceeds from the sales of Baskets of Shares in short term United States government securities and other financial instruments which it will use, as needed, to secure the Trust’s trading obligations in respect of a portfolio of futures and/or forward contracts that may involve commodities, currencies, certain eligible stock and/or bond indices, interest rates and sovereign, private and mortgage- or asset-backed debt instruments selected by the Advisor following strategies that utilize quantitative methodologies to identify potentially profitable discrepancies in the relative values or market prices of one or more assets and seek to control the risks and volatility of these investments by taking long and short positions in historically correlated assets. These strategies may include:

•

Yield and Futures Curve Arbitrage Strategies which seek to take advantage of pricing and yield differentials by investing in assets with exposure to currency, bond, interest rate and commodity markets while shorting similar assets in other markets.

•

Technical Strategies which seek returns by capitalizing on market sentiment and pricing trends and reversals with respect to different asset types, based on historical relationships of such changes to returns. When implementing these strategies, the Trust may hold long or short positions.

•

Fundamental Relative Value Strategies which seek returns by attempting to identify instances where there are discrepancies between the market and fundamental values of an asset and trading long or short positions in such asset.

Characteristics of an Investment in the Shares

The Shares are intended to constitute a relatively cost-effective means of achieving investment exposure to non-traditional asset classes. An investment in Shares will be:

•	Listed. Although there can be no assurance that an actively traded market in the Shares will develop, the Shares will be listed on NYSE Arca under the symbol “[ ].”

•

Relatively cost efficient. Transactions in the asset classes that the Trust will invest or trade in entail certain expenses. Nonetheless, because the expenses involved in the Portfolio will be dispersed among all Shareholders, an investment in the Shares may represent a cost-efficient alternative to investment positions in the same asset classes for investors not otherwise in a position to participate directly in the markets for physical commodities, foreign currencies, interest rates, sovereign, private and mortgage- or asset-backed debt instruments or futures, forwards or other over-the-counter derivative contracts involving such assets. See “Business of the Trust—Investment Objective; Strategies.”

The Shares will be eligible for margin accounts.

Risk Factors

An investment in the Shares is speculative and involves the following risks:

Risks Relating to Commodities Markets

•

The price of the Shares fluctuates as a result of fluctuations in the prices of any commodities underlying the futures and/or forward contracts owned by the Trust. Commodity prices may be volatile, thereby creating the potential for losses regardless of the length of time you intend to hold your Shares.

•	Historical performance of specific commodities or commodity indices is no guide to their future performance or to the performance of the Shares.

•

Commodity derivatives trading may be illiquid. In addition, suspensions or disruptions of market trading in the commodities markets and related derivatives markets may adversely affect the value of your Shares.

•

During a period when commodity prices are fairly stationary, “backwardation” or “contango” in the prices of the commodities underlying the commodity-linked derivative instruments held by the Trust may cause the price of your Shares to decrease.

Risks Relating to Currencies Markets

•

The price of the Shares will fluctuate as a result of fluctuations in the exchange rates of currencies underlying any currency-linked derivative instruments owned by the Trust. Exchange rates may be volatile, thereby creating the potential for losses regardless of the length of time you intend to hold your Shares.

•

Substantial transactions in a currency by any official sector market participant (such as central banks, other governmental agencies and/or other multi-lateral institutions that buy, sell or hold currencies) could adversely affect an investment in the Shares.

•	A country’s decision to abandon its current currency and adopt a new one could have adverse consequences for the value of any positions related to the old currency that the Trust may hold at the time.

Risks Relating To U.S. Government and Sovereign Debt Markets

•	Investing in debt obligations of the U.S. government creates exposure to credit and interest rate risk.

•

Investing in futures and/or forward contracts linked to sovereign debt instruments creates exposure to the direct or indirect consequences of political, social or economic changes in the countries in which the issuers are located.

•	Investing in futures and/or forward contracts linked to non-U.S. sovereign debt instruments creates exposure to the non-U.S. interest rate fluctuations.

Risks Relating to Interest Rate Derivatives Markets

•	Investing in interest rate futures and/or forward contracts creates exposure to interest rate fluctuations in one country as well as relative interest rate movements between countries.

Risks Relating to the Security Index Futures Markets

•	Investing in security index futures contracts creates exposure to the performance of the underlying equities in the index.

Risks Relating to Derivative Instruments

•	The Trust will be subject to credit risks and other risks associated with U.S. exchange-traded futures contracts.

•	Trading on futures exchanges outside the United States is not subject to U.S. regulation.

•	The Trust will trade in forward contracts that are not traded on regulated exchanges and, therefore, offer different or lower level of protections to investors.

•	The Trust will be subject to credit risks associated with forward contracts.

•	The Trust’s use of leverage and/or short positions will involve special risks, including potentially high volatility, and should be considered to be speculative.

•	Failure of Futures Commission Merchants to segregate assets may increase losses.

Risks Relating to the Advisor and its Trading Strategies

•

The Advisor will make decisions regarding investments for the Trust relying on quantitative models that may be defective or not adequate to analyze market conditions at the time the investment decisions are made; as a result, the returns expected from those investments may not materialize.

•	The strategies utilized by the Advisor to identify investment opportunities for the Trust may fail to deliver the returns sought.

•	Relative value strategies utilized by the Advisor to identify investment opportunities for the Trust are subject to certain special risks.

•	Various actual and potential conflicts of interest involving the Advisor may be detrimental to Shareholders.

Risks Relating to the Trust and Investment in the Shares

•	The Trust will be subject to the risks associated with being newly organized.

•	The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.

•	The Shares of the Trust will be new securities products and their value could decrease if unanticipated operational or trading problems arise.

•	You may not rely on past performance in deciding whether to buy the Shares.

•

The Trust will be subject to the costs and risks associated with being actively managed. These costs and risks may cause your investment in the Shares to result in losses that you might have avoided if you had invested in products not exposed to those costs and risks.

•	The price you receive upon the sale of your Shares may be less than their NAV.

•	The NAV may not always correspond to market price and, as a result, Baskets may be created or redeemed at a value that differs from the market price of the Shares.

•	You cannot be assured of the Sponsor’s or the Advisor’s continued services, which discontinuance may be detrimental to the Trust.

•	The Trust may incur additional transactional costs as a result of the higher portfolio turnover rate attendant to an actively managed fund.

•	Fees and expenses payable by the Trust will be charged regardless of profitability and may result in a depletion of its assets.

•	It is not expected that the Trust will make any periodic distributions or dividend payments to Shareholders.

•	The Trust could be liquidated at a time when the disposition of its interests will result in losses to investors in Shares.

•	The Sponsor will have broad discretion to liquidate the Trust at any time.

•	The Shares may not provide anticipated benefits of diversification from other asset classes.

•	The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Participants or by the suspension of issuance, transfers or redemptions of Shares by the Trust.

•	You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

•	Competition from other commodities- and currencies-related investments could limit the market for, and reduce the liquidity of, the Shares.

•	As a Shareholder, you will not have the rights normally associated with ownership of common shares.

•	As a Shareholder, you will not have the protections normally associated with the ownership of shares in an investment company registered under the Investment Company Act.

•	The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor or the Advisor or if the Sponsor is required to indemnify the Trustee.

•	NYSE Arca may halt trading in the Shares, which would adversely impact your ability to sell your Shares.

Risks Relating to Regulatory Requirements

•	Regulatory risks associated with futures contracts may adversely affect the value of the Shares.

•	Regulatory and exchange position limits may restrict the creation of Baskets and the operation of the Trust.

•	Changes in the margin requirements set by the relevant futures exchanges and over-the-counter market participants may limit the Trust’s ability to meet its investment objectives.

•	Regulatory changes or actions may alter the nature of an investment in the Trust.

Risks Relating to Taxes

•	The Trust may fail to qualify as a partnership for U.S. federal income tax purposes.

•	Your tax liability could exceed cash distributions on your Shares.

•	The IRS could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Trust.

Conflicts of Interest

There may be conflicts of interest among the Shareholders and the Sponsor, the Trustee and the Advisor (or their affiliates). These conflicts may arise because of the affiliation between the Sponsor and the Advisor and the Trustee. Because of this affiliation, the Sponsor will have an incentive not to remove the Advisor or the Trustee. Conflicts may also result from the Sponsor’s authority to determine whether to make distributions to Shareholders. In addition, conflicts may arise in connection with trading activities for the proprietary accounts or customer accounts of the Sponsor, the Advisor or any of their affiliates or other accounts under management in regard to position limits, timing of the taking of positions or other similar conflicts. Conflicts may also arise in connection with research reports published by the Sponsor or its affiliates with respect to markets in which the Portfolio may participate. For more information regarding these potential conflicts of interest, see “Conflicts of Interest” beginning on page 53.

Certain U.S. Tax Consequences

The Trust will not be treated as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, the Trust will not be a taxable entity for U.S. federal income tax purposes and will not incur U.S. federal income tax liability. Instead, you will be taxed as a beneficial owner of an interest in a partnership, which means that you generally will be required to take into account your allocable share of the Trust’s items of income, gain, loss, deduction, expense and credit in computing your U.S. federal income tax liability.

The Offering

Offering	The Shares will represent units of fractional undivided beneficial interests in the net assets of the Trust.

Shares Being Offered	Up to 20,000 Shares.

Use of Proceeds	Proceeds received by the Trust from the issuance and sale of Baskets will be invested by the Advisor in financial instruments which will be used, as needed, to secure the Trust’s trading obligations in respect of a portfolio of futures and/or forward contracts that may involve commodities, currencies, certain eligible stock and/or bond indices, interest rates and sovereign, private and mortgage- or asset-backed debt instruments selected by the Advisor. See “—Portfolio” below.

NYSE Arca Symbol	[ ]

CUSIP	[ ]

Creation and Redemption	It is expected that the Trust will issue and redeem Baskets on a continuous basis. Baskets will be issued and redeemed only in exchange for a consideration in cash equal to the net asset value per Basket first announced after the purchase or redemption order is accepted by the Trust. Baskets may be created and redeemed only by Authorized Participants, who will pay the Trustee a transaction fee relating to the cost to the Trust of entering into or liquidating futures and/or forward positions in connection with such creation or redemption. See “Description of the Shares and the Trust Agreement.”

Authorized Participants	Baskets may be created and redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer and, if required in connection with its activities, a registered futures commission merchant, (2) be a DTC Participant, and (3) have entered into an Authorized Participant Agreement with the Trust and the Sponsor.

Suspension of Issuance, Transfers and Redemptions	The Trust may suspend the issuance of Baskets of Shares, registration of transfers of Shares and redemption of Baskets of Shares generally, or may refuse a particular purchase order, transfer or redemption order at any time, if the Trustee or the Sponsor determines that it is advisable to do so for any reason. See “Description of the Shares and the Trust Agreement—Requirements for Trustee Actions.”

Portfolio

The Advisor will select for the Portfolio futures and/or forward contracts that may involve commodities, currencies, certain eligible stock and/or bond indices, interest rates and sovereign, private and mortgage- or asset-backed debt instruments with a view towards maximizing absolute returns while seeking to reduce the volatility inherent in this type of investments. While the Advisor may select investments for the Portfolio following a variety of strategies that utilize quantitative methodologies to identify potentially profitable discrepancies in the relative values or market prices of one or more assets, there will be no mandatory allocation requirements. Accordingly, at any given time the Trust may be disproportionately exposed to one or more asset classes or contract counterparties, including over-the-counter counterparties and clearing organizations. See “Business of the Trust—Investment Objective; Strategies.”

The return on assets in the Portfolio, if any, is not intended to track the performance of any index or other benchmark.

While the Advisor will have the authority to vary the composition of the Portfolio at any time in its discretion, it is generally expected that changes in the composition of the Portfolio will not occur more than once a week. The Trust will post the composition of the Portfolio periodically on its website.

Margin Assets	The Trust will deposit with a futures commission merchant or other licensed financial or commodities market participant any required margin in the form of cash or other eligible assets (depending on the nature of the position being secured, customary practices in the relevant market and any applicable regulatory or counterparty requirements). Interest paid on this collateral will be part of the return on the Portfolio.

Net Asset Value	On each Business Day on which NYSE Arca is open for regular trading, as soon as practicable after the close of regular trading of the Shares on NYSE Arca (normally 4:00 P.M., New York City time), the Trustee must determine the net asset value of the Trust and the NAV as of that time.

The Trustee will determine the NAV by dividing the net asset value of the Trust on a given day by the number of Shares outstanding at the time the calculation is made (taking into account orders for the creation or redemption of Shares received prior to the cut-off time on that day).

On each Business Day on which NYSE Arca is open for regular trading, the Trustee will subtract the Trust’s accrued fees (other than fees computed by reference to the value of the Trust or its assets), expenses and other liabilities on that day from the value of the Trust’s assets as of the close of trading on that day. The result is the Trust’s “Adjusted Net Asset Value.” Fees computed by reference to the value of the Trust or its assets (including the Sponsor’s Fee) will be calculated on the Adjusted Net Asset Value. The Trustee will subtract the fees so calculated from the Adjusted Net Asset Value of the Trust to determine the Trust’s net asset value.

On each day on which the Trustee must determine the net asset value of the Trust and the NAV, the Trust Administrator must value all forward and futures trading positions and other non-cash assets in the Portfolio and communicate such valuation to the Trustee for use by the Trustee in the determination of the Trust’s net asset value.

The NAV for each Business Day on which NYSE Arca is open for regular trading is expected to be distributed through major market data vendors and published online at http://www.iShares.com, or any successor thereto. It is expected that the Trust will update the NAV as soon as practicable after each subsequent NAV is calculated. See “Business of the Trust—Computation of Trust’s Net Asset Value.”

Voting Rights	Except in limited circumstances, owners of Shares will not have voting rights. See “Description of the Shares and the Trust Agreement—Voting Rights.”

Distributions	The Trust will not be expected to make any distributions or pay any dividends to its shareholders except (1) in connection with redemptions of Baskets, (2) as determined by the Sponsor in its absolute discretion, and (3) in connection with the liquidation of the Trust.

Limitation of Liabilities	You cannot lose more than your investment in the Shares. Under Delaware law, Shareholders’ liability will be limited to the same extent as the liability of stockholders of a for profit Delaware business corporation.

Dissolution Events	The Trustee will dissolve the Trust if:

•	the Trustee is notified that the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•	registered holders of at least 75% of the outstanding Shares notify the Trustee that they elect to dissolve the Trust;

•	sixty days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign, and a successor trustee has not been appointed and accepted its appointment;

•

the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act, and the Trustee has actual knowledge of that determination;

•

the Sponsor notifies the Trustee in writing that it has determined, in its discretion, that the dissolution of the Trust is advisable. The Sponsor may, for example (but will not be obligated to), decide to liquidate the Trust if, among other reasons, (1) legal, regulatory or market changes result, in the opinion of the Sponsor, in a decrease of investment opportunities available to the Trust in compliance with its investment objective and strategies, (2) it becomes impossible or impractical to compute the net asset value of the

Trust or to assess the accuracy of such valuations; or (3) the value of the Portfolio is below a level such that continued operation of the Trust is not cost-efficient;

•

the Trust is treated as an association taxable as a corporation for United States federal income tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that the dissolution of the Trust is advisable; or

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

After dissolution of the Trust, the Trustee will deliver cash to the Shareholders upon surrender and cancellation of the Shares and, 90 days after dissolution, may sell any remaining Trust property and hold any remaining cash, uninvested and in a non-interest bearing account, for the pro rata benefit of the Shareholders who have not surrendered their Shares for cancellation. See “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”

Clearance and Settlement	The Shares will be issued only in book-entry form. Transactions in Shares will clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are DTC Participants, or indirectly through entities that are DTC Participants.

Breakeven Analysis

The following table indicates the approximate percentage and dollar returns required for the value of an initial $[            ] investment in a Share to equal the amount originally invested twelve months after issuance.

The table, as presented, is only an approximation. The capitalization of the Trust does not directly affect the level of the charges as a percentage of its net asset values, other than the Sponsor’s Fee and brokerage commissions. The table does not reflect the transaction fees required for creation and redemption of Baskets.

Expense(1)	$	%
Sponsor’s Fee(2)	$[ ]	[ ]
Syndication and Filing Expenses(2)	$ —	0.00
Trust Operating Expenses(2)	$ —	0.00
Commodity Trading Advisor Fee(2)	$ —	0.00
Brokerage Commissions and Fees(3)	$[ ]	[ ]
Interest Income(4)	$[ ]	[ ]
12-Month Break Even(5)(6)	$[ ]	[ ]

1.	The foregoing breakeven analysis assumes that the Shares have a constant month-end net asset value. Calculations are based on $[ ] as the net asset value per Share.
2.	From the Sponsor’s Fee, the Sponsor will be responsible for the ordinary and recurring expenses of the Trust, including the Syndication and Filing Expenses, Trust Operating Expenses and the Commodity Trading Advisor Fee.
3.	Brokerage commissions and fees assume [ ]. The actual amount of brokerage commissions and fees to be incurred will vary based on the trading frequency in respect of the Portfolio.
4.	Interest income is currently estimated to be earned at an annual rate of [ ]%, which is based on the six-month U.S. Treasury rate as of [ ], 2008.
5.	It is expected that interest income will exceed the fees and costs incurred.
6.	You may pay customary brokerage commissions in connection with purchases of Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the breakeven table. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

Summary Financial Condition

As of the close of business on [                    ], 2008, the date of creation of the Trust, net asset value of the Trust was $[            ], and the NAV was $[                    ].

RISK FACTORS

The Shares are speculative and involve a high degree of risk. You could lose all or a substantial portion of your investment in the Shares. Before making an investment decision, you should carefully consider the risks described below, as well as the other information included in this prospectus.

Risk Factors Relating to Commodities Markets

The price of the Shares will fluctuate as a result of fluctuations in the prices of any commodities underlying the futures and/or forward contracts owned by the Trust. Commodity prices may be volatile, thereby creating the potential for losses regardless of the length of time you intend to hold your Shares.

The price of the Shares will depend on the value of the investments in the Portfolio. To the extent that the Portfolio includes long or short positions in futures and forward contracts the value of which is linked to the price of an underlying commodity, the Trust, and therefore the Shares, will be exposed to fluctuations in the price of one or more underlying commodities. The price of certain physical commodities has been extremely volatile at times during the past several years. Some commodity prices have recently been at historically high levels and there is no certainty that those prices will remain at those high levels. If they do not, the value of commodity derivative contracts that may be held by the Trust, and consequently the value of the Shares, may be adversely affected. Commodity prices are affected by, among other factors, the cost of producing commodities, changes in consumer demand for commodities, the hedging and trading strategies of producers and consumers of commodities, speculative trading in commodities by commodity pools and other market participants, disruptions in commodity supply, weather, political and other global events and global macroeconomic factors. These factors cannot be controlled by the Trust, the Sponsor or the Advisor. Accordingly, the price of the Shares could change substantially and in a rapid and unpredictable manner. This exposes you to a potential loss if you need to sell your Shares when the value of the commodity derivative contracts held by the Trust is lower than it was when you made your investment. These fluctuations can affect your investment regardless of the length of time you intend to hold your Shares.

The following events would generally result in a decline in the price of any underlying commodities represented in the Portfolio:

•

A significant increase in hedging activity by producers of the underlying commodities. Should producers of the underlying commodities represented in the Portfolio increase their hedging of their future production through forward sales or other short positions, this increased selling pressure could depress the price of one or more of the underlying commodities, which could adversely affect the price of the Shares.

•

A significant change in the attitude of speculators and investors toward the underlying commodities. Should the speculative or investment community take a negative view towards one or more of the underlying commodities, it could cause a decline in the value of commodity-linked derivative contracts held by the Trust, which could reduce the price of the Shares.

Conversely, several factors may trigger a temporary increase in the price of the underlying commodities. The price of a commodity underlying a commodity-linked derivative instrument held by the Trust may be affected by several other factors, including:

•

Large purchases or sales of physical commodities by the official sector. Governments and large institutions have large commodities holdings or may establish major commodities positions. For example, a significant portion of the aggregate world gold holdings is owned by governments, central banks and related institutions. Similarly, nations with centralized or nationalized oil production and organizations such as OPEC control large physical quantities of crude oil. If one or more of these or similar institutions decides to buy or sell any commodity in amounts large enough to cause a change in world prices, the value of any trading positions held by the Trust and the price of the Shares could be adversely affected.

•

Other political factors. In addition to the organized political and institutional trading-related activities described above, peaceful political activity such as imposition of regulations or entry into trade treaties, as well as political disruptions caused by societal breakdown, insurrection or war may greatly influence commodities prices.

•

Significant increases or decreases in the available supply of a physical commodity due to natural or technological factors. Natural factors would include depletion of known cost-effective sources for a commodity or the impact of severe weather on the ability to produce or distribute the commodity. Technological factors, such as increases in availability created by new or improved production, extraction, refining and processing equipment and methods or decreases caused by failure or unavailability of major production, refining and processing equipment (for example, shutting down or constructing oil refineries), also materially influence the supply of commodities.

•

Significant increases or decreases in the demand for a physical commodity due to natural or technological factors. Natural factors would include such events as unusual climate conditions impacting the demand for energy commodities. Technological factors may include such developments as substitutes for energy or other commodities.

Prospective investors in the Shares should also keep in mind that the change in the price of the Shares that follows a change in the price of a commodity underlying derivative contracts owned by the Trust will not always be in the same direction as the change in the price of that underlying commodity. Depending upon the nature of the Trust’s position with respect to the underlying commodity, it may be the case that a decrease in the price of the underlying commodity has a positive impact on the price of the Shares, or that an increase in the price of the underlying commodity has a negative impact on the price of the Shares.

Historical performance of specific commodities or commodity indices is no guide to their future performance or to the performance of the Shares.

At any given time, the Trust may be exposed to changes in the prices of one or more commodities. Even at a time when the prices of some or most commodities are increasing, it is possible for the price of the Shares to decrease as a result of lack of exposure to such commodities, mistaken anticipation by the Advisor of the direction in which the price of the commodity would move or many other factors. Therefore, there are no external indicators of how the Shares will perform. Because the Trust will not track or seek to replicate any commodity index or other similar benchmark, the past performance of any commodity index is not necessarily indicative of the future performance of the Shares. You may lose some or all of your investment in the Shares even during times when commodities indices are showing positive returns.

Commodity derivatives trading may be illiquid. In addition, suspensions or disruptions of market trading in the commodities markets and related derivatives markets may adversely affect the value of your Shares.

The commodity and commodity derivatives markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity, congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, technical and operational or system failures, nuclear accident, terrorism, riots and acts of God. In addition, forward contracts may entail breakage costs if terminated prior to the final maturity and futures positions cannot always be liquidated at the desired prices.

Further, U.S. futures exchanges and some foreign exchanges have regulations that limit position, size and/or the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”, and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. It is not certain how long any such price limits may remain in effect. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices, and possibly having a negative effect on the investment strategies of the Trust and/or the value of commodity-linked derivative instruments held by the Trust. These circumstances could thereby adversely affect the price of your Shares. In addition, these circumstances could also limit trading in the commodity-linked derivative instruments, which could affect the investment strategies of the Trust and/or the calculation of the NAV and the trading price of the Shares. Accordingly, these limits may result in a NAV that differs, and may differ significantly, from the NAV that would prevail in the absence of such limits. If Baskets are created or redeemed at a time when these price limits are in effect, the creation or redemption price will reflect the price limits as well.

Furthermore, exchanges may take steps, such as requiring liquidation of open positions, in the case of disorderly markets, market congestion and other market disruptions. These actions could require the Trust to limit or forego the desired investment strategy or liquidate all or part of its positions or require holders of positions in the derivative instruments to liquidate their positions. This could adversely affect the NAV and the Trust’s performance.

In addition, during periods of reduced market liquidity or in the absence of readily available market quotations for particular commodity-linked derivative instruments in the Portfolio, the ability of the Trust Administrator to assign an accurate daily value to these investments may be diminished and the Trust Administrator may be required to value these investments at prices other than market prices.

During a period when commodity prices are fairly stationary, “backwardation” or “contango” in the prices of the commodities underlying the commodity-linked derivative instruments held by the Trust may cause the price of your Shares to decrease.

As the futures contracts that are held by the Trust near expiration, they may be replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in March 2008 may specify a June 2008 expiration. As that contract nears expiration, it may be replaced by selling the June 2008 contract and purchasing the contract expiring in September 2008. This process is referred to as “rolling.” Historically, the prices of some futures contracts (generally those relating to physical commodities that are typically consumed immediately rather than stored) have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the June 2008 contract would take place at a price that is higher than the price at which the September 2008 contract is purchased, thereby allowing the contract holder to purchase a greater quantity of the September 2008 contract. While some of the commodity derivative contracts held by the Trust may have historically exhibited periods of backwardation, backwardation will likely not exist at all times.

Some of the commodities underlying the commodity-linked derivative instruments held by the Trust may historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. In addition, the forward price of a commodity may fluctuate between backwardation and contango. In the case of a contango market, the purchase price of the underlying asset of the futures contract being traded by a trader upon the sale of futures contracts about to expire will be higher than the amount realized in such sale.

The presence or absence of backwardation, or the existence or non-existence of contango in the commodity markets could result in losses, which could adversely affect the investment strategies of the Trust and/or the value of the commodity-linked derivative instruments held by the Trust and, accordingly, decrease the price of your Shares.

Risks Relating to Currencies Markets

The price of the Shares will fluctuate as a result of fluctuations in the exchange rates of currencies underlying any currency-linked derivative instruments owned by the Trust. Exchange rates may be volatile, thereby creating the potential for losses regardless of the length of time you intend to hold your Shares.

The price of the Shares will depend on the value of the investments in the Portfolio. To the extent that the Portfolio includes forward or other derivative contracts the value of which is linked to the price of an underlying foreign currency, the Trust, and therefore the Shares, are exposed to fluctuations in the price of that underlying foreign currency. The price of various foreign currencies has been extremely volatile at times during the past several years. Some foreign currencies prices have been at historically high levels and there is no certainty that those prices will remain at those high levels. If they move in directions that the Advisor does not anticipate, the investment strategies of the Trust and/or the value of the Shares may be adversely affected.

The value of the foreign currencies and, in turn, the currency-linked instruments held by the Trust may be affected by several factors, including, but not limited to:

•	debt level and trade deficit of the United States and/or the relevant non-U.S. countries;

•	inflation rates of the United States and the relevant non-U.S. countries and investors’ expectations concerning inflation rates generally;

•	interest rates of the United States and the relevant non-U.S. countries and investors’ expectations concerning interest rates generally;

•	investment and trading activities of mutual funds, hedge funds and currency funds;

•	global or regional political, economic or financial events and situations; and

•	sovereign action to set or restrict currency conversion.

These factors cannot be controlled by the Trust. Accordingly, the price of the Shares could change substantially and in a rapid and unpredictable manner. This exposes you to a potential loss if you need to sell your Shares when the value of the currency-linked instruments held by the Trust is lower than it was when you made your investment. These fluctuations can affect your investment regardless of the length of time you intend to hold your Shares.

Substantial transactions in a currency by any official sector market participant could adversely affect an investment in the Shares.

The official sector consists of central banks, other governmental agencies and/or other multi-lateral institutions that buy, sell or hold foreign currencies as part of their reserve assets. The official sector holds a significant amount of foreign currencies that can be mobilized in the open market. In the event that future economic, political or social conditions or pressures require members of the official sector to sell their currency simultaneously or in an uncoordinated manner, the demand for the currency might not be sufficient to accommodate the sudden increase in the supply of the currency to the market. Consequently, the price of the currency could decline, which would adversely affect an investment in the Shares.

A country’s decision to abandon its current currency and adopt a new one could have adverse consequences for the value of any positions related to the old currency that the Trust may hold at the time.

A country’s decision to abandon its currency at a time when the Trust has investments in futures and/or forward contracts the value of which depends on the value of such currency could have adverse effects for the value of the Trust’s contracts and, therefore, for the Trust’s investment strategy and/or the price of the Shares. For example, as members of the European Union, the United Kingdom and Sweden have the option to adopt the euro as their currency in lieu of the British Pound Sterling and the Swedish Krona, respectively. Similarly, although Switzerland is not a member of the European Union, it may in the future decide to join it. If Switzerland joins the European Union, it will have the option to adopt the euro as its currency in lieu of the Swiss Franc. If the United Kingdom, Sweden or Switzerland adopts the euro as its currency by official act, the value of its currency could depreciate, depending on, among other things, the relative value of its currency and the euro, the conversion ratio of its currency per euro and the timing of the adoption of the euro. If the British Pound Sterling, the Swedish Krona or the Swiss Franc declines in value at a time when the Trust has investments linked to that currency, the value of the currencies-linked derivative instruments held by the Trust and, in turn, the price of the Shares may be adversely affected.

Risks Relating To U.S. Government and Sovereign Debt Markets

Investing in debt obligations of the U.S. government creates exposure to credit and interest rate risk.

The Trust may invest in U.S. government debt instruments, which are U.S. Treasury bills, notes and bonds of varying maturities that are backed by the full faith and credit of the United States government. The U.S. government debt instruments in which the Trust invests may be subject to credit risk and interest rate risk. Credit risk refers to the possibility that the issuer of a security will be unable to make interest payments and/or repay the principal on its debt. Interest rate risk refers to the fluctuations in the value of a fixed-income security resulting from fluctuations in the general level of interest rates. While the credit risk associated with U.S. government securities generally is considered to be minimal, the interest rate risk can be substantial, and such risks may vary unpredictably over time. U.S. government securities generally offer lower yields than other fixed-income securities, making them more susceptible to changes in interest rates. Thus, a rise in the general level of interest rates may cause the value of the Portfolio’s U.S. government securities-linked derivative contracts to fall substantially.

Investing in futures and/or forward contracts linked to sovereign debt instruments creates exposure to the direct or indirect consequences of political, social or economic changes in the countries in which the issuers are located.

The Trust may trade in futures and forward contracts involving debt instruments issued or guaranteed by non-U.S. governments and their political subdivisions (such instruments, “sovereign debt” instruments). An investment in sovereign debt instruments involves special risks and creates exposure to the direct and indirect consequences of political, social or economic changes in the countries in which the issuing governments are located. The ability and willingness of the non-U.S. issuers of the sovereign debt or the non-U.S. governmental authorities that control repayment of their external debt to pay principal and interest on such debt when due may vary unpredictably and may depend on general economic and political conditions within the relevant country.

The non-U.S. issuer of the sovereign debt or the non-U.S. governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due, and the Trust may have limited recourse in the event of a default. During periods of economic uncertainty, the market prices of sovereign debt instruments may be more volatile than prices of debt obligations of the U.S. government or other obligations. In the past, certain non-U.S. issuers of sovereign debt have encountered difficulties in servicing their debt obligations, withheld payments of principal and interest and declared moratoria on the payment of principal and interest on their sovereign debt. In some cases, remedies must be pursued in the courts of the defaulting party itself, and the ability of the holder of sovereign debt instruments to obtain recourse may be subject to the political climate in the relevant country and other unpredictable factors.

While the Trust will not be directly exposed to these risks because it will not invest directly in sovereign debt instruments, the value and/or liquidity of the positions taken by the Trust that involve sovereign debt instruments may be adversely affected by the occurrence of any of the events discussed above.

Investing in futures and/or forward contracts linked to non-U.S. sovereign debt instruments creates exposure to non-U.S. interest rate fluctuations.

Interest rate movements directly affect the price of the sovereign bond-related positions held by the Trust and indirectly the value of the Portfolio. Interest rate movements in one country as well as relative interest rate movements between countries may materially impact the Trust’s profitability. The Trust’s primary interest rate exposure is expected to be to interest rate fluctuations in the United States and other major industrialized, or Group of Seven countries (Canada, France, Germany, Italy, Japan, United Kingdom and United States, collectively, “G-7”). However, the Trust also may take positions in futures contracts on the government debt of other nations.

Risks Relating to Interest Rate Derivatives Markets

Investing in interest rate futures and/or forward contracts creates exposure to interest rate fluctuations in one country as well as relative interest rate movements between countries.

Interest rate movements directly affect the price of the interest rate futures positions held by the Trust and indirectly the value of its security index futures and currency forward positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Trust’s profitability. Because interest rates move up and down, interest rate futures contracts held by the Trust may trade at a premium some of the time and at a discount at other times. The Trust’s primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries. However, the Trust may also take futures positions on the interest rates and currencies of other nations.

Risks Relating to Security Index Futures Markets

Investing in security index futures contracts creates exposure to the performance of the underlying index.

The Trust may trade in certain stock or bond index futures that are designed to track the value of broader market indices (such as the Dow Jones Industrial Average, the NASDAQ 100 Index or the Lehman Aggregate Bond Index). The value of the stock and bond index futures contract and the underlying broader market index may vary due to disruptions in the markets for the relevant index assets, the imposition of speculative position limits (as discussed in “The Risk Factors— Risks Relating to the Trust and Investment in the Shares—Regulatory and U.S. exchange position limits may restrict the creation of Baskets and the operation of the Trust”), or due to other extraordinary circumstances. Further, some or a significant part of the securities (stocks or bonds) in the underlying index, may in turn be subject to specific risks that may affect the performance of the index and, consequently, the value of the Shares. In particular, to the extent that some or a significant part of the securities (stocks or bonds) in the index are subject to risks associated with emerging markets (either because their issuers are from, or are located or have extensive operations in emerging market countries), the performance of the index may be subject to the uncertainties that characterize an investment in an emerging market economy (such as political risks, lack of transparency, and different regulatory and legal systems). Such risks may have an adverse effect on the index and the price of the Shares.

In addition, stock index futures products are typically traded on electronic trading platforms and are subject to risks related to system access, varying response time, security and system or component failure.

Risks Relating to Derivative Instruments

The Trust will be subject to credit risks and other risks associated with U.S. exchange-traded futures contracts.

The Trust may trade in U.S. exchange-traded futures contracts as a means to achieve its investment objectives. Futures exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. Because the Sponsor is a U.S. registered commodity pool operator, with respect to the U.S. exchange-traded futures contracts, the Sponsor must comply with various U.S. regulatory requirements under the CEA and the rules and regulations of the CFTC, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Sponsor is also subject to periodic inspections and audits by the CFTC.

The risks associated with the Trust’s use of U.S. exchange-traded futures contracts include:

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Due to market conditions there may not always be a liquid secondary market for a futures contract. As a result, the Trust may be unable to close out their futures contracts at a desired price and at a time which is advantageous.

•	Trading restrictions or limitations may be imposed by an exchange, and government regulations may restrict trading in futures contracts.

Further, the counterparty to a U.S. exchange-traded futures contract is generally a clearing organization backed by a group of financial institutions. Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. However, the obligations of the clearing house with respect to any open positions do not run to customers. There can be no assurance that the clearing house, or its members, will satisfy its obligations to the Trust. In addition, in the event of a bankruptcy or insolvency of any exchange or a clearing house, the Trust could experience a loss of the funds deposited through its U.S. futures commission merchant as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

Trading on futures exchanges outside the United States is not subject to U.S. regulation.

The Trust may conduct trading on futures exchanges located outside of the United States. In that event, trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, Shares will be subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. You could incur substantial losses from trading on foreign exchanges to which you would not otherwise have been subject had the Trust’s trading been limited to U.S. markets.

The Trust will trade in forward contracts that are not traded on regulated exchanges and, therefore, offer different or lower level of protections to investors.

As a means to achieve its investment objectives, the Trust may from time to time enter into forward contracts. These investment vehicles are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are subject to lesser degrees of regulation or, in some cases, no substantive regulation. With respect to these contracts, the Trust and investors in the Shares will not receive the protections of the regulatory and statutory scheme of the CEA. The forward markets rely upon the integrity of market participants in lieu of the additional regulation imposed by the exchanges or the CFTC on participants in the futures markets. The lack of regulation in these markets could expose investors to significant losses under certain circumstances including in the event of trading abuses or financial failure by participants.

In addition, the Trust may trade in forward contracts traded on electronic trading facilities rather than in the over-the-counter market. Many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and inclusion of such contracts in the Portfolio may be subject to risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

The Trust will be subject to credit risks associated with forward contracts.

Certain foreign currencies and interest rates markets in which the Trust will effect its transactions are over-the-counter or “interdealer” markets. Unlike in exchange-traded futures contracts, the counterparty to an over-the-counter forward contract is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. Participants in over-the-counter markets are typically not subject to the same credit evaluation and regulatory oversight as are members of “exchange-based” markets. To the extent that the Trust trades in over-the-counter transactions, the Trust may take a credit risk with regard to parties with which it trades and also may bear the risk of settlement default. These risks may differ materially from those involved in exchange-traded futures transactions which generally are characterized by clearing organization guaranties, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from these protections, which in turn may subject the Trust to the risk that a counterparty will not settle a transaction in accordance with agreed terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such counterparty risk is increased for contracts with longer maturities when events may intervene to prevent settlement. The ability of the Trust to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Trust.

Further, if a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Trust may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The Trust may obtain only limited recovery or may obtain no recovery in such circumstances. In addition, the Trust may enter into agreements with a limited number of counterparties which may increase the Trust’s exposure to counterparty credit risk.

Over-the-counter derivatives contracts have terms that make them less marketable than futures contracts. They are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty.

The Trust’s use of leverage and/or short positions will involve special risks, including potentially high volatility, and should be considered to be speculative.

The Trust will use leveraged investment techniques in seeking to achieve its investment objectives. Leverage will cause the value of the Shares to be more volatile than if the Trust did not use leverage. The more the Trust invests in leveraged instruments, the more this leverage will magnify any losses on those investments. In addition, derivatives contracts have a high degree of price variability and are subject to occasional rapid and substantial changes, which will be magnified by the leveraged positions of the Trust. Certain types of leveraging transactions, such as short sales, could theoretically be subject to unlimited losses in cases where the Trust, for any reason, is unable to close out the transaction. Consequently, you could lose all or substantially all of your investment in the Trust.

Failure of Futures Commission Merchants to segregate assets may increase losses.

The CEA requires a broker, known as a futures commission merchant, to segregate all funds received from customers with respect to any orders for the purchase or sale of U.S. domestic futures contracts from such broker’s proprietary assets. Similarly, the CEA requires the futures commission merchant to hold in a separate secure account all funds received from customers with respect to any orders for the purchase or sale of foreign futures contracts and segregate any such funds from the funds received with respect to domestic futures contracts. If the futures commission merchant fails to do so, there is a risk that assets deposited by the Trust with a futures commission merchant as margin for the purchase of domestic or foreign futures contracts may, in certain circumstances, be used to satisfy losses of other clients of the U.S. futures commission merchant, which cannot otherwise be satisfied by such other clients or by the U.S. futures commission merchant. In addition, if a U.S. futures commission merchant fails to segregate the funds received from the Trust with respect to domestic futures contracts, the assets of the Trust might not be fully protected in the event of the futures commission merchant’s bankruptcy, as the Trust could be limited to recovering only a pro rata share of all available funds segregated on behalf of the futures commission merchant’s combined domestic customer accounts.

Risks Relating to the Advisor and its Trading Strategies

The Advisor will make decisions regarding investments for the Trust relying on quantitative models that may be defective or not adequate to analyze market conditions at the time the investment decisions are made; as a result, the returns expected from those investments may not materialize.

The Advisor will identify and evaluate potential investment opportunities for the Trust using proprietary analytical and business models that have been built and are updated on the basis of historical data collected or derived from several sources that track the performance of different variables across markets deemed relevant to its investment decisions by the Advisor. In the process of building these models, the Advisor has relied and will rely on assumptions that the Advisor deems reasonable under the circumstances. Although the Advisor is expected to take reasonable care to ensure the reliability of the sources used, the accuracy of the information derived from such sources and the reasonableness of its assumptions, the possibility for error remains. In addition, even in circumstances in which the sources are reliable, the information accurate and the assumptions reasonable, it is possible for a model to fail to perform as expected in the face of new market conditions, changing economic or regulatory environments or other unanticipated circumstances not built into the model. Investors in the Shares should be aware that, if the models used by the Advisor in its investment decisions prove to be defective or become inadequate in light of the circumstances prevailing at the time they are used in connection with investment decisions for the Trust, the returns anticipated by the Advisor may fail to materialize, substantial losses may occur and as a result the price of the Shares could be adversely affected. Consequently, you could lose all or substantially all of your investment in the Trust.

The strategies utilized by the Advisor to identify investment opportunities for the Trust may fail to deliver the returns sought.

The Advisor will, among other things, seek to utilize specialized investment strategies, follow allocation methodologies, apply investment models and assumptions, and enter into other strategies intended, among other things, to affect the Trust’s performance while targeting risk levels. There can be no assurance that the Advisor will have success in achieving any goal related to such practices. The Advisor may be unable or may choose in its judgment not to seek to achieve such goals. Consequently, you could lose all or substantially all of your investment in the Trust.

Relative value strategies utilized by the Advisor to identify investment opportunities for the Trust are subject to certain special risks.

The Advisor expects to utilize, among others, relative value trading strategies, which are composed of positions in contracts relating to two or more assets the prices of which are expected to either converge or diverge and, as a rule, mitigate the absolute price risk associated with taking an outright, unhedged position in respect of a single asset, and may be based upon historical price relationships and intended to neutralize the adverse (and positive) price effects of macro-economic events and trends. However, relative value strategies are subject to certain special risks. The success of the Advisor’s trading activities will depend, among other things, on the Advisor’s ability to identify unjustified or temporary discrepancies between the fundamental value and the market price of an asset or between the market prices of two or more assets whose prices are expected to move in relation to each other and to exploit those discrepancies to derive a profit to the extent that the Advisor is able to anticipate in which direction the relative values or prices will move to eliminate the identified discrepancy. For example, a relative value strategy may fail to profit fully or at all or may suffer a loss or a greater loss due to a failure of the component contract prices to converge or diverge as anticipated. This may occur with respect to prices relating to all or only certain contract maturities and may result from an unanticipated backwardation or contango of contract prices or other reversal of historic or expected relationships. See “—Risk Factors Relating to Commodity Markets.”

Identification and exploitation of the investment opportunities to be pursued by the Advisor involve a high degree of uncertainty. If what the Advisor perceives as an unjustified or temporary price or value discrepancy posing an investment opportunity is nothing more than a price differential due to reasons not likely to disappear within the time horizon of an investment made by the Trust, fails to anticipate the direction in which the relative prices or values will move to eliminate a discrepancy or if the Advisor has incorrectly evaluated the extent of the expected spread relationships, such that, for example, the value of the Trust’s long positions appreciates at a slower rate than the value of the Trust’s short positions in related assets, the expected returns for the Trust will not materialize, and the Trust may sustain a loss that will adversely affect the price of the Shares.

The discrepancies that the Advisor will seek to identify and turn into profit opportunities for the Trust may arise due to a variety of circumstances. Some may be due to uneven flows of information to the relevant markets, with the market for one asset reflecting the impact of specified items of information before or after the same information has an impact on the market for a related asset. Others may be the result of regulatory or legal restrictions applicable to one type of asset, but not to a functionally equivalent asset (which occurs, for example, when regulated financial institutions are prohibited from investing in a particular type of asset, but are free to take, via derivative arrangements, positions that leave them exposed to the performance of the same asset). A reduction in the volatility and market inefficiencies that create the opportunities in which the Advisor may seek to invest, as well as other market factors, will reduce the scope for the Advisor’s investment strategies, limit the Trust opportunities for profit and adversely affect the price of the Shares.

Various actual and potential conflicts of interest involving the Advisor may be detrimental to Shareholders.

The Trust will be subject to actual and potential conflicts of interest involving the Sponsor and the Advisor. The Advisor and the Sponsor are affiliates. The Sponsor has a disincentive to replace the Advisor, regardless of the Advisor’s performance, because it is an affiliate of the Sponsor.

A conflict of interest may also arise where the Advisor finds that futures positions established for the benefit of the Trust, when aggregated with the Advisor’s positions in other accounts of the Advisor (or the proprietary or other positions of its principals or affiliates) approach or exceed the position limits set by the CFTC or the relevant futures exchange in a particular asset. All futures contracts managed by the Advisor and its affiliates in respect of a particular futures contract may be combined for position limit purposes. It is possible that the Advisor will approach or reach such position limits and if so will have a conflict of interest among the various accounts it manages as to which accounts are allocated the limited contracts available. The Trust may be forced to forego certain opportunities as a result of such limitations. In addition, if the position limits are exceeded by the Advisor (or its principals or affiliates) in the opinion of the CFTC or other regulatory body, exchange, or board of trade, the Advisor may be forced to liquidate certain positions in order to comply with the aggregate applicable position limit requirements. In liquidating positions held on behalf of its accounts, however, the Advisor may choose not to liquidate positions held on behalf of the Trust in proportion to other accounts under its management. The result to the Trust would be a reduction in the potential for profit and/or potentially substantial losses should the exit of positions be at unfavorable prices by virtue of position limits. See “Conflicts of Interest.”

Although the Advisor may be able to achieve the same performance results with over-the-counter substitutes for futures contracts, the over-the-counter market may be subject to differing prices, lesser liquidity and greater counterparty credit risks than the regulated commodities exchanges. See “Risks Relating to Derivative Instruments—The Trust will trade in forward contracts that are not traded on regulated exchanges and, therefore, offer different or lower level of protections to investors.”

In addition, the Sponsor and the Advisor may, from time to time, have conflicting demands in respect of their obligations to the Trust and, in the future, to other commodity pools and accounts. The Advisor may be effecting trades for its own accounts and for others (including other commodity pools in competition with the Trust) on a discretionary basis. It is possible that positions taken by the Advisor for other accounts may be taken ahead of or opposite positions taken on behalf of the Trust. In addition, Advisor and certain of its affiliates may currently or in the future offer products or pursue investment strategies that may utilize or include some or all of the strategies and/or exposures targeted by the Trust, or which may compete or conflict with the Trust’s activities. Further, a conflict of interest may also arise where the Advisor receives an incentive-based fee in lieu of, or in addition to, an asset-based fee for its advisory services in respect of certain accounts, other than the Trust, and may choose to devote greater resources and allocate more investment opportunities to these accounts. In the event the Sponsor or the Advisor trade for their own account, such trading records will not be made available for inspection. The result to the Trust would be, among others, a reduction in the potential for profit should the entry of positions be at unfavorable prices by virtue of entry of other trades in front of the Trust’s trades.

The Sponsor has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor will attempt to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

Risks Relating to the Trust and Investment in the Shares

The Trust will be subject to the risks associated with being newly organized.

The Trust will be newly organized. The success of the Trust will depend on a number of conditions that are beyond the control of the Trust. Such conditions include the level of acceptance by the investor community of an investment vehicle such as the Trust, which has not been offered to retail investors before, the Trust’s ability to raise sufficient funds to be able to efficiently engage in derivatives trading and the Advisor’s ability to identify profitable trading opportunities for the Trust. There is a substantial risk that the investment objectives of the Trust will not be met. Neither the Sponsor nor the Advisor has been responsible for an actively managed, publicly offered commodity fund. If the experience of the Sponsor and the Advisor and their principals is not adequate or suitable to manage investment vehicles such as the Trust, the operations of the Trust may be adversely affected.

The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.

Although the Shares are expected to be listed on NYSE Arca, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, will likely be lower than that you would receive if an active market did exist.

The Shares of the Trust will be new securities products and their value could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Trust and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, because the Trust will be actively managed, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s or the Advisor’s past experience and qualifications may not be suitable for solving these problems or issues.

You may not rely on past performance in deciding whether to buy the Shares.

The Trust has not commenced trading; consequently, there is no performance history you can use to evaluate your investment in the Trust. Although past performance is not necessarily indicative of future results, if the Trust had a performance history, such performance history might (or might not) provide you with more information on which to evaluate an investment in the Trust. As the Trust has not commenced trading or developed any performance history, you will have to make your decision to invest in the Trust without such information.

The Trust will be subject to the costs and risks associated with being actively managed. These costs and risks may cause your investment in the Shares to result in losses that you might have avoided if you had invested in products not exposed to those costs and risks.

There is limited market history for actively-managed exchange-traded funds, and it is not known how well the Trust will perform in the market place. Until recently, most exchange-traded funds, including exchange- traded commodity funds, have attempted to replicate or track an index. There is no index that the Trust will attempt to replicate or track. Instead, the portfolio Sponsor will have discretion to select the Trust’s investments, and the ability of the Trust to meet its investment objectives will be directly related to the Advisor’s portfolio allocation of the Trust’s assets. The Advisor’s judgments, based on its investment strategy, about the attractiveness and potential appreciation of the particular investments in which the Trust invests may prove to be incorrect and the value of your Shares may be adversely affected.

The price you receive upon the sale of your Shares may be less than their NAV.

Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Trust’s assets. The trading prices of Shares will fluctuate in accordance with changes in the NAV, intraday changes in the value of the investment portfolio held by the Trust and market supply and demand. The amount of the discount or premium in the trading price of the Shares relative to their NAV may be influenced by non-concurrent trading hours between NYSE Arca, on which the Shares trade, and markets for the instruments, or the assets underlying the instruments, held by the Trust. While the Shares will trade on NYSE Arca until 4:00 P.M., New York City time, liquidity in the markets for the derivative instruments, or the assets underlying the instruments, held by the Trust and trading on certain other exchanges or trading facilities during different time frames will be reduced after the close of the principal markets for those instruments or underlying assets. Consequently, liquidity in the instruments held by the Trust will be reduced at the close of trading at the applicable underlying market. As a result, trading spreads, and the resulting premium or discount on Shares, may widen during the time when NYSE Arca is open and certain other applicable markets are closed.

The NAV may not always correspond to market price and, as a result, Baskets may be created or redeemed at a value that differs from the market price of the Shares.

The NAV of the Shares of the Trust will change as fluctuations occur in the market value of its portfolio. You should be aware that the public trading price of a number of Shares of the Trust otherwise amounting to a Basket may be different from the NAV of an actual Basket (i.e., 5,000 individual Shares may trade at a premium over, or a discount to, net asset value of a Basket of Shares) and similarly the public trading price per Share of the Trust may be different from the NAV per Share of the Trust. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares of the Trust at a discount or a premium to the public trading price per Share of the Trust. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of the Trust are closely related, but not identical, to the same forces influencing the price of an underlying commodity at any point in time. You also should note that the size of the Trust in terms of total assets and positions held may change substantially over time and from time to time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a profit if they can purchase a Basket at a discount to the public trading price of the Shares of a Trust or can redeem a Basket at a premium over the public trading price of the Shares of the Trust. To the extent that Authorized Participants and their clients and customers may be able to exploit such arbitrage opportunities, the public trading price of the Shares should track the NAV over time. Market participants that are not Authorized Participants may not be able to exploit any such arbitrage opportunity to the same degree, if at all.

You cannot be assured of the Sponsor’s or the Advisor’s continued services, which discontinuance may be detrimental to the Trust.

You cannot be assured that the Sponsor or the Advisor will be willing or able to continue to service the Trust for any length of time. If one of them discontinues its activities on behalf of the Trust, the Trust may be adversely affected. For example, following the resignation of the Sponsor or the Advisor, the Trust may not be able to secure the services of a substitute sponsor or advisor on terms as favorable (including in respect of compensation) as those in effect with the departing party or on any terms at all. If the Trust is unable to secure the services of a new sponsor or advisor, it may be forced to terminate its activities at a time that is disadvantageous for its shareholders. If the Sponsor’s or the Advisor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, they would no longer be able to provide services to the Trust.

The Trust may incur additional transactional costs as a result of the higher portfolio turnover rate attendant to a an actively managed fund.

The Trust may engage in investment activity without regard to the effect on portfolio turnover. Portfolio turnover refers to the rate at which the instruments held by the Trust are replaced. The higher the rate, the higher the transactional and brokerage costs associated with the turnover, which may adversely affect the Trust’s NAV and, in turn, the value of your Shares. The Trust’s expected annual turnover rate’s range is 150% to 250%, although it may vary and be considerably higher under certain market conditions.

Fees and expenses payable by the Trust will be charged regardless of profitability and may result in a depletion of its assets.

The Trust will be subject to the fees and expenses described in this prospectus, which will be payable irrespective of profitability. These fees and expenses include an allocation to the Sponsor (known as the “Sponsor’s Fee”) that will accrue daily at an annualized rate equal to [            ]% of the adjusted net asset value of the Trust and will be payable by the Trust monthly in arrears. Additional charges may apply to the Trust. The Trust will be expected to earn interest income. If interest income falls below the amount required to cover the Trust’s fees and expenses, the Trust will need to have positive performance in order to break even net of fees and expenses. Consequently, depending upon the interest rate environments, the expenses of the Trust could, over time, result in losses to your investment therein. You may never achieve profits, significant or otherwise on your investment in the Shares. See “Business of the Trust—Trust Expenses.”

It is not expected that the Trust will make any periodic distributions or dividend payments to its shareholders.

Other than in connection with the redemption of Baskets of Shares or with the liquidation of the Trust, or as determined by the Sponsor in its absolute discretion, it is not expected that the Trust will make any distributions or pay any dividends to its shareholders. Consequently, in the absence of any of the circumstances listed in the preceding sentence, the return of an investment in the Shares (if any) must come only from an increase in the price of such Shares realized upon sale of Shares by the Shareholder.

The Trust could be liquidated at a time when the disposition of its interests will result in losses to investors in Shares.

If, at any time, any of the events described under “Description of the Shares and the Trust Agreement—Amendment and Dissolution” occurs, the Trustee or, if applicable, the Shareholders may prompt the Trust’s dissolution. Upon dissolution of the Trust, the Trust will liquidate its holdings and pay all expenses of liquidation and any outstanding liabilities of the Trust. Any remaining cash will be distributed among investors surrendering Shares. Any assets of the Trust remaining in the possession of the Trustee after 90 days may be sold by the Trustee and the proceeds held uninvested and in a non-interest bearing account until claimed by any remaining Shareholders. Sales of derivative investment instruments in connection with the liquidation of the Trust at a time of low prices will likely result in losses, or adversely affect your gains, on your investment in the Shares.

The Sponsor will have broad discretion to liquidate the Trust at any time.

The Trust Agreement will provide the Sponsor with broad discretion to liquidate the Trust at any time the Sponsor determines that liquidation is advisable. It cannot be predicted when or under what circumstances, if any, the Sponsor would use this discretion to liquidate the Trust. Any such liquidation may occur at a time when you are suffering a loss on your investment in the Shares and may upset the overall maturity and timing of your investment portfolio.

The Shares may not provide anticipated benefits of diversification from other asset classes.

Historically, the performance of physical commodity or currency markets generally has not been correlated to the performance of financial asset classes, such as stocks and bonds. Non-correlation means that there is no statistically significant relationship, positive or negative, between the past performance of derivative contracts on physical commodities or currencies, on the one hand, and stocks or bonds, on the other hand. Because of this lack of correlation, the Shares cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice-versa. The commodity and currency markets are fundamentally different from the securities markets in that for every gain in commodity or currency derivatives trading, there is an equal and offsetting loss. If the performance of the Shares reflects positive or negative correlation to one or more financial asset classes, however, investing in Shares for purposes of diversification of the investment risk from such other financial asset classes may be unsuccessful.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Participants or by the suspension of issuance, transfers or redemptions of Shares by the Trust.

If one or more Authorized Participants withdraws from participation, it may become more difficult to create or redeem Baskets, which may reduce the liquidity of the Shares. If it becomes more difficult to create or redeem Baskets, the correlation between the price of the Shares and the NAV may be affected, which may adversely affect the trading market for the Shares. Having fewer participants in the market for the Shares could also adversely affect the ability to arbitrage any price difference between the derivative instruments held by the Trust and the Shares, which may affect the trading market and liquidity of the Shares.

In addition, the Trust has the power to suspend the delivery of Shares, registration of transfers of Shares and surrenders of Shares for the purpose of withdrawing Trust property generally, or to refuse a particular deposit, transfer or withdrawal at any time, if the Trust determines that it is advisable to do so for any reason. The liquidity of the Shares may be adversely affected in the event of any such suspension of issuance, transfer or redemption.

You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may suspend the right of redemption or postpone the redemption settlement date for such periods as it deems to be necessary for any reason. In addition, the Trust will have the absolute right to reject any redemption order, including (1) if the order is not in proper form, (2) during any period in which circumstances make transactions or delivery of any relevant derivative instruments impossible or impractical, or (3) if the acceptance of the redemption order would, in the opinion of counsel to the Trust, result in a violation of law. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the redemption proceeds if the NAV declines during the period of the delay. Under the Authorized Participant Agreement, the Trust will disclaim any liability that may result from any such suspension, postponement or rejection.

Competition from other commodities- and currencies-related investments could limit the market for, and reduce the liquidity of, the Shares.

Demand for the Shares will be affected by the attractiveness of an investment in the Shares relative to other investment vehicles, including other commodity or currency pools, hedge funds, traditional debt and equity securities issued by companies in the commodities or currencies industry, other securities backed by or linked to commodities or currencies and direct investments in commodities or currencies or commodity or currency derivative contracts. Market, financial and other conditions or factors may make it more attractive to invest or trade in other investment vehicles or to invest in such commodities or currencies directly, which could limit the market for, and reduce the liquidity of, the Shares.

As a Shareholder, you will not have the rights normally associated with ownership of common shares.

Shareholders are not entitled to the same rights as owners of shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the Trust or to take other actions normally associated with the ownership of common shares. You will have only the limited rights described under “Description of the Shares and the Trust Agreement.”

As a Shareholder, you will not have the protections normally associated with the ownership of shares in an investment company registered under the Investment Company Act.

The Trust will not be registered as an investment company for purposes of United States federal securities laws, and will not subject to regulation by the SEC as an investment company. Consequently, Shareholders will not have the regulatory protections provided to investors in investment companies registered under the Investment Company Act. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under limited circumstances) and limit sales loads will not apply to the Trust. While Barclays Global Investors International, Inc., as the Sponsor, is registered with the CFTC as a commodity pool operator, and Barclays Global Fund Advisors, as the Advisor, is registered with the CFTC as a commodity trading advisor, the nature and degree of the regulation they are subject to differs from the regulatory scheme imposed under the Investment Company Act.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor or the Advisor or if the Sponsor is required to indemnify the Trustee.

Under the Trust Agreement, the Sponsor will have the right to be indemnified by the Trust for any liability or expense the Sponsor incurs without negligence, bad faith or willful misconduct on its part and the Trustee, in turn, has the right to be indemnified by the Sponsor for any losses it incurs that are not the result of the Trustee’s negligence, bad faith or material breach of the Trust Agreement. Similarly, under the Advisory Agreement the Advisor is entitled to indemnification from the Trust in certain events. That means that the assets of the Trust may have to be sold in order to cover losses or liability suffered by the Sponsor or the Advisor for which the Trust is responsible, which would reduce the net asset value of the Trust and the value of the Shares.

NYSE Arca may halt trading in the Shares, which would adversely impact your ability to sell your Shares.

The Shares will be listed for trading on NYSE Arca under the symbol [        ]. Trading in the Shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of NYSE Arca, make trading in the Shares inadvisable, or in the event certain information about the value of the Shares and the NAV is not made available as required by such rules and procedures. In addition, trading generally on NYSE Arca is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged.

Risks Relating to Regulatory Requirements

Changes to the regulatory regime applicable to futures contracts may have an adverse effect on the ability of the Trust to pursue its strategies and, therefore, result in a decreasing value of the Shares.

The futures markets are subject to comprehensive regulation, not only by the CFTC but also by self-regulatory organizations, including the National Futures Association in the United States and the exchanges on which the futures contracts are traded. As with any regulated activity, changes in the regulations may have unexpected results. For example, changes in the amount or quality of the collateral that traders in futures contracts are required to provide to secure their open positions, or in the limits on the number or size of positions that a trader may have open at a given time, may adversely affect the ability of the Trust to enter into certain transactions that could otherwise present lucrative opportunities.

In recent times, a number of bills have been introduced in the U.S. Congress in response to high energy and commodity prices. These bills generally target perceived excessive speculation in commodities and commodity indices, including by institutional “index funds,” on regulated futures markets, unregulated futures markets and in the over-the-counter derivatives markets. These bills include a broad range of measures intended to limit speculation, including possible increases in the margin levels required for regulated futures contracts; imposing, or tightening existing speculative position limits applicable to regulated and unregulated futures and over-the-counter derivatives positions; eliminating or narrowing existing exemptions from speculative position limits; restricting the access of certain classes of investors to futures markets and over-the-counter derivatives markets; and imposing additional reporting requirements on market participants, such as the Trust. If adopted, certain of these measures could increase the costs of the Trust, could result in significant direct limitations on the maximum permitted size of the Trust’s futures positions and therefore on the size of the Trust or the number or type of strategies available to the Trust; and could reduce liquidity in the market for the Shares or the futures held by the Trust. It is not possible to predict whether any of these proposed measures, or other adverse measures, will be adopted or precisely how they will ultimately affect the value of your Shares.

Regulatory and exchange position limits may restrict the creation of Baskets and the operation of the Trust.

Many U.S. commodities exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Trust to substantial losses.

In addition, CFTC and the U.S. futures exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in derivatives traded on such exchanges. All accounts owned or managed by the commodity trading advisers, such as the Advisor, their principals and their affiliates are typically combined for position limit purposes. The Advisor may in the future reduce the size of positions that would otherwise be taken for the Trust or not trade in certain markets on behalf of the Trust in order to avoid exceeding such limits. Modification of trades that would otherwise be made by the Trust, if required, could adversely affect the Trust’s operations and profitability. A violation of position limits by the Advisor could lead to regulatory action resulting in mandatory liquidation of certain positions held by the Advisor on behalf of its accounts. There can be no assurance that the Advisor will liquidate positions held on behalf of all the Advisor’s accounts in proportionate manner. The result to the Trust may be potentially substantial losses should the Advisor choose to liquidate a disproportionate number of positions held on behalf of the Trust at unfavorable prices.

The Trust may apply to the CFTC or to the relevant exchange, as appropriate, for relief from certain position limits. If the Trust applies and is unable to obtain such relief, the Trust’s ability to issue new Baskets, or the Trust’s ability to reinvest income in additional futures contracts, may be limited to the extent these activities would cause the Trust to exceed applicable position limits. Limiting the size of the Trust may affect the correlation between the price of the Shares, as traded on the applicable U.S. commodities exchange, and the net asset value of the Trust. That is, the inability to create additional Baskets or add to existing positions in the desired amount could result in Shares trading at a premium or discount to NAV. See “Risks Relating to the Trust and Investment in the Shares—The NAV may not always correspond to market price and, as a result, Baskets may be created or redeemed at a value that differs from the market price of the Shares.”

It is possible that in the future, the rules concerning position limits may be amended in a manner that is either detrimental or favorable to the Trust. For example, if the amended rules are detrimental to the Trust, the Trust’s ability to issue new Baskets, or the Advisor’s ability to reinvest income in additional commodity futures contracts, may be limited to the extent these activities would cause the Advisor or the Trust to exceed the applicable position limits.

Changes in the margin requirements set by the relevant futures exchanges and over-the-counter market participants may limit the Trust’s ability to meet its investment objectives.

It is expected that the Trust will be required to deposit margin securing its exposure to one or more positions in the Portfolio. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2% to 5%) of the purchase price of the contract being traded. The exchanges or futures commission merchants, however, may raise the margin requirements at any time at their own discretion, particularly during the periods of perceived market volatility, and the Trust may be required to deposit additional funds in order to satisfy the additional margin requirements with respect to its open futures contract positions. Commercial banks participating in trading over-the-counter derivative contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many over-the-counter market participants in foreign exchange trading have begun to require that their counterparties post margin.

If any of the relevant futures exchanges or over-the-counter market participants imposes substantially higher margin requirements, the Trust may be unable to either realize expected returns or to fully implement its trading strategies while meeting such substantially greater margin obligations.

Risks Relating to Taxes

Please refer to “United States Federal Income Tax Consequences” for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of the Shares.

The Trust’s classification as a publicly traded partnership not taxable as a corporation is not free from doubt, and if the Trust were to fail to qualify as a partnership for U.S. federal income tax purposes, the Trust’s income and items of deduction would not pass through to the Shareholders, the Trust would be required to pay tax at corporate rates on any portion of the Trust’s net income that does not constitute tax-exempt income, and distributions by the Trust to the Trust’s Shareholders would be taxable dividends to the extent of the Trust’s earnings and profits.

It is expected that the Trust will operate and be classified as a partnership for U.S. federal income tax purposes. So long as the Trust qualifies as a partnership, it will be able to pass through its income, including the Trust’s federally tax-exempt income, and deductions to the Shareholders. The Trust’s qualification as a partnership for U.S. federal income tax purposes will involve the application of numerous technical provisions under which there is a lack of direct authority. In general, if a partnership is “publicly traded” (as defined in the Internal Revenue Code, the “Code”) it will be treated as a corporation for U.S. federal income tax purposes. It is expected that the Trust will be treated as a publicly traded partnership. A publicly traded partnership will, however, be taxed as a partnership, and not as a corporation for U.S. federal income tax purposes, so long as 90% or more of its gross income for each taxable year constitutes “qualifying income” within the meaning of Section 7704(d) of the Code and the partnership is not required to register under the Investment Company Act. This exception is referred to as the “qualifying income exception.” Qualifying income generally includes interest (other than certain contingent interest), gains from futures and/or forward contracts derived from investing in foreign currencies and income from certain commodities transactions. In addition, qualifying income generally also includes income from a notional principal contract (such as a credit default swap) if the income from the reference obligation would be qualifying income. In determining whether interest is treated as qualifying income for purposes of these rules, interest income derived from a “financial business” and income and gains derived by a “dealer” in securities are not treated as qualifying income. The Trust will take the position that for purposes of determining whether the Trust is engaged in a financial business, portfolio investing activities that the Trust will engage in will not cause the Trust to be engaged in a financial business or to be considered a “dealer” in securities.

If less than 90% of the Trust’s gross income constitutes qualifying income, for any reason, other than a failure that is determined to be inadvertent and that is cured within a reasonable time after discovery, or if the Trust will be required to register under the Investment Company Act, the Trust’s items of income and deduction would not pass through to the Trust’s Shareholders and the Trust’s Shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Trust would be required to pay income tax at corporate rates on any portion of its net income that did not constitute tax-exempt income. Distributions by the Trust to its Shareholders would constitute dividend income taxable to such holders to the extent of the Trust’s earnings and profits and the payment of these distributions would not be deductible by the Trust. These consequences would have a material adverse effect on the Trust its Shareholders and the value of the Shares.

Shareholders’ tax liability could exceed cash distributions on the Shares.

You will be required to pay U.S. federal income taxes on your allocable share of the Trust’s income, without regard to the receipt of cash distributions on the Shares. There is no obligation to make distributions on the Shares and no such distribution is anticipated. Accordingly, you may not receive cash distributions sufficient to cover your allocable share of such taxable income or even the tax liability resulting from that income.

The IRS could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Trust.

The U.S. tax rules that apply to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Trust will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to you.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets of Shares will be invested by Barclays Global Fund Advisors, the Advisor to the Trust, in financial instruments which will be used, as needed, to secure the Trust’s trading obligations in respect of a portfolio of futures and/or forward contracts that may involve commodities, currencies, certain eligible stock and/or bond indices, interest rates and sovereign, private and mortgage- or asset-backed debt instruments selected by the Advisor.

BUSINESS OF THE TRUST

The activities of the Trust will be limited to (1) issuing Baskets in exchange for cash, (2) paying out of Trust assets any Trust expenses and liabilities not assumed by the Sponsor, (3) delivering proceeds consisting of cash in exchange for Baskets surrendered for redemption, (4) depositing any required margin in the form of cash or other eligible assets with domestic futures commission merchants, futures foreign brokers or other financial intermediaries or dealers, and (5) investing its cash, at the direction of the Advisor, in a portfolio of futures and/or forward contracts that may involve commodities, currencies, certain eligible stock and/or bond indices, interest rates and sovereign, private and mortgage- or asset-backed debt instruments. The Trust will be a passive investor in the cash or Short-Term Securities posted as margin to collateralize the Portfolio’s trading positions. The Trust will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the value of Short-Term Securities posted as margin.

Investment Objective; Strategies

The investment objective of the Trust will be to maximize absolute returns from its investments in certain futures and/or forward contracts selected by the Advisor following strategies that utilize quantitative methodologies to identify potentially profitable discrepancies in the relative values or market prices of one or more commodities, currencies, certain eligible stock and/or bond indices, interest rates and sovereign, private and mortgage- or asset-backed debt instruments, and seek to reduce the risks and volatility inherent in these investments by taking long and short positions in historically correlated assets. The Trust also expects to earn interest on the assets used to collateralize its trading positions. The return on assets in the Trust, if any, is not intended to track the performance of any index or other benchmark.

Forward Contracts

A forward contract is an agreement between two parties, one of whom undertakes to purchase from or sell to the other, on a specified future date, a specified quantity of a specified asset at a specified location in exchange for a specified purchase price. The types of assets involved may vary from foreign currencies to physical commodities and financial assets such as bonds or interest rates. Unlike futures contracts, forward contracts are usually the subject of negotiation between the parties involved. As a result, forward contracts may have a variety of maturities and involve different amounts of the specified asset. Because of this custom-tailored nature of forward contracts, there is usually not readily available means of offsetting or closing out a forward contract by taking an offsetting position. To offset its exposure to a forward contract, a party may establish an opposite position and will settle and realize the profit or loss of both positions simultaneously on the delivery date for both.

Forward contracts are generally not subject to regulatory requirements and do not clear or settle through established market facilities.

Forward markets of shorter durations in certain foreign currencies have traditionally been highly liquid. The principals who deal in forward markets, however, are not required to continue to make markets in the currency or commodity forwards they trade, and these markets may experience periods of illiquidity, sometimes of significant duration.

Futures Contracts

Futures contracts are standardized forward contracts traded on an exchange. As such, futures contracts and the parties to a futures contract are subject to the regulations of the exchange where the contracts trade. Each exchange may impose certain margin requirements, setting forth the minimum amount of funds that must be deposited by a futures trader with the futures commission merchant in order to initiate futures trading or to maintain an open position in futures contracts. Clearing and settlement takes place through the facilities designated by the exchange and parties are generally expected to collateralize their obligation by posting collateral. Given the terms of a futures contract are set by the exchange, there is no negotiation other than with respect to the price and the number of contracts traded between two traders.

The obligations of a party to a physically settled futures contract may be discharged by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or a linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting contract, less brokerage commissions, represents the profit or loss to the trader. Some futures contracts settle in cash, rather than by delivery of the underlying commodity.

The Advisor, on behalf of the Trust, may enter into futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets.

Investment Strategies

In allocating the assets of the Trust, the Advisor intends to pursue its investment objective by utilizing the investment strategies within or related to the relative value sector. Relative value strategies seek to profit from the mispricing of financial instruments, capturing spreads between assets and asset categories that deviate from the fair value or historical norms. The Advisor considers the following strategies as sources of return:

Yield and Futures Curve Arbitrage Strategies which seek to take advantage of pricing and yield differentials by investing in assets with exposure to currency, bond, interest rate or commodity markets while simultaneously shorting similar assets in other markets. The Advisor may construct long and short baskets of futures and/or forward contracts that may involve commodities, currencies, interest rates and sovereign, private and mortgage- or asset-backed debt instruments which the Advisor determines to be mispriced relative to each other. Some futures curve arbitrage strategies utilized by the Advisor are based on macroeconomic considerations. The strategies are primarily quantitative in nature, and financial modeling is an integral component. Examples of yield and futures curve arbitrage strategies include:

•

Sovereign Bond and Interest Rate Yield Arbitrage which keeps positive and negative exposure to sovereign bond and interest rates futures based on what the Advisor considers to be indicators for future returns including relative yield and yield curve characteristics.

•

The Currency Yield Arbitrage Strategy which engages in long and short investing in currency forward markets based on technical models that the Advisor believes may be predictive of future returns in those markets. Such indicators include relative currency yield and each currency’s own yield curve structure.

•

The Commodity Curve Arbitrage Strategy which engages in long and short investing in commodity futures markets based on technical models that the Advisor believes may be predictive of future returns in those markets. Such indicators include, but are not limited to commodity futures curve characteristics, such as steepness, roll yield and seasonality.

Technical Strategies which seek returns by capitalizing on market sentiment and pricing trends and reversals with respect to different asset types, based on historical relationships of such changes to returns. When implementing this strategy, the Trust may hold long and/or short positions. Examples of technical strategies include:

•

The Interest Rates Momentum and Reversal Strategy which seeks to take advantage of historical patterns of changes in global interest rate markets. The strategy buys and sells interest rate futures in accordance with proprietary models of future return momentum and reversal.

•

Equity Index Momentum and Reversal Strategy which seeks to take advantage of historical patterns of returns in international equity index future markets. The strategy buys and sells international equity index futures markets in accordance with proprietary models of return momentum and reversal.

•

Commodity Momentum and Reversal Strategy which seeks to take advantage of patterns of returns in commodity futures markets. The strategy buys and sells commodity futures markets in accordance with proprietary models of return momentum and reversal.

Fundamental Relative Value Strategies which seek returns by attempting to identify instances where there are discrepancies between the market and fundamental values of an asset. Comparing current price to fundamental value may provide a measure of mispricing, or opportunity, which can be compared across markets to provide a metric of relative misevaluation. The Trust’s relative value strategies tend to buy in markets that appear inexpensive on a relative basis, and sell in markets that appear expensive, trading long or short positions in the relevant assets. Examples of fundamental relative value strategies include:

•	Equity Index Relative Value which seeks to exploit unusual cross market deviations from fundamental value in international equity index futures markets.

•	Currency Relative Value which seeks to exploit unusual cross market deviations from fundamental value in currency forwards markets.

•	Fixed Income Relative Value which seeks to exploit unusual cross market deviations from fundamental value in international sovereign bond and interest rate futures markets.

•	Commodity Relative Value which seeks to exploit unusual cross market deviations from fundamental value in commodity futures markets.

•

Asset Class Relative Value: which seeks to exploit unusual cross asset class deviations from fundamental value in international bond, stock commodity and currency markets via simultaneous trading in sovereign bond futures, international equity futures commodity and currency forwards markets.

The Advisor implements its strategies by taking long or short positions in futures and/or forward contracts.

The relative value and other strategies referenced in this prospectus are subjective classifications made by the Advisor in its sole discretion. Such classifications may differ substantially from classifications into similarly named strategies made by other industry participants.

Portfolio Construction

The Advisor will utilize a portfolio construction process in which each potential strategy and underlying asset is ranked in terms of their expected return, volatility and trading cost. This portfolio construction process is quantitative, using models for expected return, volatility and trading cost to determine optimal positions and consequent leverage in accordance with the risk and return targets of the Portfolio.

The Advisor will have broad discretion to allocate the funds of the Trust among the investments described above and there will be no pre-determined quotas limiting the overall exposure of the Trust to one or more strategies, assets or asset categories. As a result, on any given moment the Trust may be disproportionately exposed to one or more asset classes or contract counterparties, including over-the-counter counterparties and clearing organizations. However, it is expected that, at any time, the Trust’s maximum probable net credit exposure to a single counterparty (other than a regulated commodities exchange, the FCM or any clearing facility thereof) will not exceed 10% of the net asset value of the Trust at that time. For these purposes, “net credit exposure” with respect to a counterparty means any excess of (a) all amount payable by such counterparty to the Trust, over (b) all amounts payable by the Trust to such counterparty.

Asset allocation for the Portfolio will seek to achieve a target excess return at a targeted risk level to be determined from time to time by the principals of the Advisor. The advisor expects to allocate Trust investments periodically among strategies such as those listed above using a “mean variance optimization”. Mean variance optimization is a method used to determine portfolio allocations by considering risk and return metrics. The goal of mean variance optimization is to diversify risk based on quantitative analysis of historical relationships without reducing expected return. There is no guaranty that the Advisor will be able to achieve such goal for the Trust. See “Risk Factors—Risks Relating to the Advisor and its Trading Strategies.”

While the Advisor will have the authority to vary the composition of the Portfolio at any time in its discretion, it is generally expected that changes in the composition of the Portfolio will not occur more than once a week. The Trust will post the composition of the Portfolio periodically on its website.

Use of Leverage

The Advisor will employ variable leverage as a means of controlling the risk in the Portfolio. A quantitative model of the expected risk in the Portfolio will be used to determine the size of the exposures in the combined strategy portfolio, and such position sizes are the determinants of leverage. While the management of leverage and risk will be conducted using the quantitative risk model, limits on total leverage may also be introduced by the Advisor during periods of low volatility, when leverage might otherwise become too pronounced.

Characteristics of an Investment in the Shares

The Shares are intended to constitute a relatively cost-effective means of achieving investment exposure to the performance of the asset classes held by the Trust. Although the Shares are not the exact equivalent of an investment in the underlying futures and forward contracts in the Portfolio, the Shares are intended to provide investors with an alternative way of participating in the commodities and foreign currencies futures and/or forwards markets. An investment in Shares will be:

•	Listed. Although there can be no assurance that an actively traded market in the Shares will develop, the Shares will be listed on NYSE Arca under the symbol [ ].

•

Relatively cost efficient. Transactions in the asset classes that the Trust will invest or trade in entail certain expenses. Nonetheless, because the expenses involved in the investment in the Portfolio will be dispersed among all Shareholders, an investment in Shares may represent a cost-efficient alternative to investment positions in the same asset classes for investors not otherwise in a position to participate directly in the markets for physical commodities, foreign currencies, interest rates, sovereign, private and mortgage- or asset-backed debt instruments or futures, forwards or other over-the-counter derivative contracts involving such assets.

The Shares will be eligible for margin accounts.

Secondary Market Trading

While it is anticipated that the price of the Shares will fluctuate in a manner that reflects changes in the Trust’s net asset value over time, at any given time the Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Portfolio. The trading price of the Shares will fluctuate in accordance with changes in their NAV, intraday changes in the value of the Portfolio and market supply and demand and other factors. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between NYSE Arca on which the Shares trade and the principal markets on which the futures and forward contracts in the Portfolio trade. For example, while the Shares trade on NYSE Arca until 4:00 P.M., New York City time, liquidity in the markets for the derivative instruments or the assets underlying the instruments held by the Trust may be reduced after the close of the principal markets for these instruments or underlying assets. As a result, trading spreads, and the resulting premium or discount on the Shares, may widen during this “gap” in market trading hours.

Computation of Trust’s Net Asset Value

On each Business Day on which NYSE Arca is open for regular trading, as soon as practicable after the close of regular trading of the Shares on NYSE Arca (normally 4:00 P.M., New York City time), the Trustee will determine the net asset value of the Trust and the NAV as of that time. The NAV is the net asset value of the Trust divided by the number of outstanding Shares.

The Trustee will determine the NAV by dividing the net asset value of the Trust on a given day by the number of Shares outstanding at the time the calculation is made (taking into account orders for the creation or redemption of Shares received prior to the cut-off time on that day).

Net asset value of the Trust means the total assets of the Trust including all cash and cash equivalents or other debt securities less total liabilities of the Trust, each determined on the basis of United States generally accepted accounting principles, consistently applied under the accrual method of accounting. In particular, net asset value of the Trust includes any unrealized profit or loss on open forward contracts and futures contracts, and any other credit or debit accruing to the Trust but unpaid or not received by the Trust.

On each day on which the Trustee must determine the net asset value of the Trust and the NAV, the Trust Administrator must value all forward and futures trading positions and other Short-Term Securities and non-cash assets in the Portfolio and communicate such valuation to the Trustee for use by the Trustee in the determination of the Trust’s net asset value.

The current market value of all open futures contracts, whether traded on a United States exchange or a non-United States exchange, will be determined by the Trust Administrator based upon the settlement price for that particular futures contract traded on the applicable exchange on the date with respect to which net asset value is being determined; provided, that if a futures contract could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules, procedures or actions of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day.

The current market value of all open forward contracts will be based upon the prices determined by the Trust Administrator utilizing data from an internationally recognized valuation service for assets of that nature.

The Trustee may in its discretion (and, under extraordinary circumstances, the Trustee will) value any asset of the Trust pursuant to other principles that the Trustee deems fair and equitable so long as such principles are consistent with industry standards. For purposes of the foregoing, “extraordinary circumstances” includes, for example, periods during which a valuation price for a forward contract or a settlement price of a futures contract is not available due to events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance or due to a trading or other restriction imposed by a relevant futures exchange.

On each Business Day, the Trustee will subtract the Trust’s accrued fees (other than fees computed by reference to the value of the Trust or its assets) expenses and other liabilities on that day from the value of the Trust’s assets as of the close of trading on that day. The result is the Trust’s “Adjusted Net Asset Value.” Fees computed by reference to the value of the Trust or its assets will be calculated on the Adjusted Net Asset Value. The Trustee will subtract the fees so calculated from the Adjusted Net Asset Value of the Trust to determine the Trust’s net asset value.

The Trust Administrator may be replaced, if in the judgment of the Trustee, it ceases to provide regular or accurate valuations.

The NAV for each Business Day on which NYSE Arca is open for regular trading is expected to be distributed through major market data vendors and published on line at http://www.ishares.com, or any successor thereto. It is expected that the Trust will update the NAV as soon as practicable after each subsequent NAV is calculated.

Trust Expenses

The Sponsor will be obligated under the Trust Agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Advisor, the Delaware Trustee, the Trust Administrator

and the Processing Agent, (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) fees for registration of the Shares with the SEC, (6) tax reporting costs and (7) legal expenses up to $100,000 annually. In recognition of its paying these expenses, the Sponsor will receive as the Sponsor’s Fee an allocation that accrues daily at an annualized rate equal to [            ]% of the Adjusted Net Asset Value of the Trust and will be payable by the Trust monthly in arrears. For a description of how the net asset value of the Trust will be calculated, see “—Computation of Trust’s Net Asset Value” above.

The Sponsor and the Trustee will be able to amend or terminate the Sponsor’s obligation to pay certain expenses of the Trust in compliance with the requirements described under “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”

The Trust will be responsible for paying any applicable brokerage commissions and similar transaction fees out of its assets. The Sponsor does not expect such commissions and fees to exceed $[            ] per year.

The Trustee will also pay the following expenses out of the assets of the Trust:

•	The Sponsor’s Fee;

•	any expenses of the Trust that are not assumed by the Sponsor;

•	any taxes and other governmental charges that may fall on the Trust or its property;

•

any expenses of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or expense of any action taken by the Trustee or the Sponsor to protect the Trust and the rights and interests of holders of the Shares; and

•	any indemnification of the Sponsor or the Advisor.

The Trustee will be also entitled to charge the Trust for all expenses and disbursements incurred by the Trustee in connection with the actions described in the second and third bullet points above, including fees and disbursements of its legal counsel; provided that the Trustee will not be entitled to charge the Trust for (1) expenses and disbursements by it prior to the commencement of the trading of Shares on NYSE Arca and (2) fees of agents for performing services that the Trustee is required under the Trust Agreement to perform.

The Trustee, at the direction of the Sponsor, may liquidate the Trust’s property from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. The Trustee will not be responsible for any depreciation or loss incurred by reason of the liquidation of Trust property made in compliance with the Trust Agreement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Trust will be a newly formed entity and, at the time of the effectiveness of the registration statement of which this prospectus is a part, will not have any operating results.

Critical Accounting Policies

The financial statements of the Trust and accompanying notes will be prepared in accordance with generally accepted accounting principles in the United States of America. The preparation of these financial statements relies on estimates and assumptions that impact the Trust’s financial positions and results of operations. These estimates and assumptions affect the Trust’s application of accounting policies. Please refer to Note [            ] to the audited statement of financial condition of the Trust found elsewhere in this prospectus for further discussion of the Trust’s accounting policies.

Liquidity and Capital Resources

As of the date of this prospectus, the Trust has not been formed. Once the Trust is formed and has commenced its trading activities, it is anticipated that a significant portion of the assets of the Trust will be held in cash, U.S. Treasury bills and other short-term securities which will be used, as needed, to secure the Trust’s trading obligations in respect of a portfolio of futures and/or forward contracts as described elsewhere in this prospectus. See “Business of the Trust—Investment Objective; Strategies.” The percentage that cash, U.S. Treasury bills and Short-Term Securities given as collateral will bear to the total assets of the Trust will vary from day to day, depending on the changes in the market values of the contracts held in the Portfolio.

The Trust’s liquidity needs will arise in connection with (1) payment of mark-to-market and termination costs of futures and forward contracts with respect to which the Trust is “out of the money”, (2) payment of redemption of Baskets, (3) payment of the Sponsor’s Fee, (4) payment of trading fees and commissions, and (5) payment of any expenses not assumed by the Sponsor. The Sponsor is not aware of any trends, demands, conditions or events that are reasonably likely to result in material changes to the Trust’s liquidity needs.

It is expected that the Trust will generate liquidity from (1) mark-to-market and termination payments received with respect to futures and forward contracts with respect to which the Trust is “in the money”; (2) the sale of Baskets of Shares, (3) interest on its cash and other instruments (including, when and to the extent it becomes available to the Trust, securities held as collateral for the Trust’s trading obligations), and (4) the disposition of its assets. The Trust Agreement will not allow the Trust to incur any indebtedness for borrowed money.

The Trust’s futures contracts may from time to time be subject to periods of illiquidity due to market conditions, regulatory limits or other reasons. Futures exchanges limit the fluctuations during a single day of prices of the contracts traded on such exchanges by regulations known as “daily limits”. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, positions in that contract can not be taken or liquidated unless the parties are willing to effect the trade at a price equal to or within the daily limit. See “Risk Factors—Risks Relating to Regulatory Requirements—Regulatory and exchange position limits may restrict the creation of Baskets and the operation of the Trust” for a further description of how such limits operate.

The Trust’s Portfolio or one or more of its futures or forward contract positions may prove to be illiquid.

Because the Portfolio may include a variety of trading positions, the Trust’s capital is at risk due to changes in the value of such positions or other assets (market risk) or the inability of counterparties to perform (credit risk).

Market Risk

The Portfolio will consist of positions in certain futures and/or forward contracts and cash and financial instruments which will be used, as needed, to secure the Trust’s trading obligations with respect to those trading positions. Depending upon the level of diversification of the Portfolio at any given time, fluctuations in the value of the one or more trading positions may have a significant impact on the value of the Shares. The value of any futures and/or forward contracts in the Portfolio at any time is expected to reflect the market value of the underlying commodity, currency, stock or bond index, interest rate, sovereign, private and mortgage- or asset-backed debt instrument or other asset, although this correlation will not be exact. The market risk associated with the trading positions in the Portfolio will, potentially, be the entire Portfolio. The Trust’s exposure to market risk will be influenced by a number of factors, including the liquidity of the assets in the Portfolio, market conditions and activities of other market participants.

Credit Risk

In respect of each trading position in the Portfolio, the Trust will be exposed to the credit risk of a default by the counterparties to over-the-counter trades and, with respect to exchange-traded contracts, of a default by relevant brokers or the clearing institutions through which such trades settle. In the case of such a default, the Trust could be unable to recover amounts due to it on its trading positions and assets posted as margin. The Portfolio will be also exposed to the credit risk of the obligors of any Short-Term Securities posted as margin. See also “Risk Factors—Risks Relating to Derivative Instruments—The Trust will be subject to credit risks associated with over-the-counter derivatives contracts.”

Off-Balance Sheet Arrangements and Contractual Obligations

The Trust is not expected to use special purpose entities to facilitate off-balance sheet financing arrangements. The Trust is not expected to have loan guarantee arrangements or other off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services that are in the interest of the Trust. While the Trust’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Trust’s financial position.

DESCRIPTION OF THE SHARES AND THE TRUST AGREEMENT

The Trust will be a statutory trust organized under the laws of the State of Delaware. It is expected that the Trust will continuously issue and redeem Shares. The required consideration for the Trust’s issuance of Shares will consist of cash. The Trust will be governed by the Trust Agreement among the Sponsor, the Trustee and the Delaware Trustee. The Trust Agreement will set out the rights of the registered holders of the Shares and the rights and obligations of the Sponsor, the Trustee and the Delaware Trustee. Delaware law will govern the Trust Agreement, the Trust and the Shares. The following is a summary of material provisions that the Trust Agreement is expected to contain. It is qualified by reference to the entire Trust Agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part.

Each Share will represent a unit of fractional undivided beneficial interest in the net assets of the Trust. Substantially all of the assets of the Trust will consist of the Portfolio held by the Trustee on behalf of the Trust. The Trust may also hold a limited amount of cash necessary to cover any expenses of the Trust not assumed by the Sponsor. In addition, there may be other situations where the Trust may hold cash. For example, a claim may arise against an Authorized Participant, or any other third party, which is settled in cash. Any cash held by the Trust will not be held in an interest-bearing account. The Trust will not be an investment company registered under the Investment Company Act and will not be required to register under that Act.

Creations of Baskets

It is expected that the Trust will offer Shares on a continuous basis on each Business Day, but only in Baskets consisting of 5,000 Shares. Baskets will be issued only in exchange for an amount in cash equal to the Basket Amount first announced after the creation order is accepted by the Trust. The Basket Amount for a Business Day will be equal to the NAV for such Business Day multiplied by the number of Shares in each Basket as of such Business Day. Orders received by the Trustee after [            ], New York City time, will be treated as received on the next following Business Day. The Trustee will notify the Authorized Participants of the Basket Amount on each Business Day.

Before the Trust will issue any Baskets to an Authorized Participant, that Authorized Participant must deliver to the Trustee a written creation order indicating the number of Baskets it intends to purchase and providing other details with respect to the procedures by which the Baskets will be transferred. The Trustee will acknowledge the creation order unless it or the Sponsor decides to refuse the order as described below under “—Requirements for Trustee Actions.”

Upon the transfer of (1) the required consideration in cash in the amounts, and to the accounts, specified by the Trustee, and (2) the Trustee’s transaction fee relating to the cost to the Trust of entering into futures and/or forward positions in connection with a Basket creation, the Trust will deliver the appropriate number of Baskets to the DTC account of the Authorized Participant.

Only Authorized Participants will be able to transfer the required consideration and receive Baskets in exchange. Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An Authorized Participant will have no obligation to create or redeem Baskets for itself or on behalf of other persons. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. The Sponsor and the Trustee will maintain a current list of Authorized Participants. As of the date of this prospectus, [            ], [            ], [            ] and [            ] are Authorized Participants.

No Shares will be issued unless and until the Trust receives the required consideration in the account or accounts specified by the Trust. It is expected that delivery of the Shares will be made against transfer of consideration on the next Business Day following the Business Day on which the creation order is accepted by the Trust, which is referred to as a T+1 settlement cycle. If the Trust has not received the required consideration for the Shares to be delivered on the delivery date, by 11:00 A.M., New York City time, the Trust may cancel the creation order.

The Trust will have the absolute right to reject any creation order, including, without limitation, (1) creation orders that the Trust has determined are not in proper form, (2) creation orders that the Trust has determined would have adverse tax or other consequences to the Trust or the Shareholders, or (3) creation orders the acceptance of which would, in the opinion of counsel to the Trust or the Sponsor, result in a violation of law. Neither the Trustee nor the Sponsor nor any of their agents will be liable to any person for the Trust’s rejection of a creation order.

Redemptions of Baskets

Authorized Participants may surrender Baskets in exchange only for cash equal to the Basket Amount first announced after the redemption request is accepted by the Trust. However, redemption requests received by the Trust after [            ], New York City time, will be treated as received on the next following Business Day. Holders of Baskets who are not Authorized Participants will be able to redeem their Baskets only through an Authorized Participant. It is expected that Authorized Participants may redeem Baskets for their own accounts or on behalf of Shareholders who are not Authorized Participants, but they are under no obligation to do so.

Before surrendering Baskets for redemption, an Authorized Participant must deliver to the Trustee a written request indicating the number of Baskets it intends to redeem and providing other details with respect to the procedures by which the required Basket Amount will be transferred. The Trustee will acknowledge the redemption order unless it or the Sponsor decides to refuse the redemption order as described below under “—Requirements for Trustee Actions.”

After the delivery by the Authorized Participant to the Trustee’s DTC account of the total number of Shares to be redeemed by an Authorized Participant, the Trustee will deliver to the order of the redeeming Authorized Participant redemption proceeds consisting of cash. In connection with a redemption order, the Trust Agreement authorizes the Trust to deduct from the proceeds of redemption a transaction fee relating to the cost to the Trust of liquidating futures and/or forward positions in connection with such redemption. Shares can be surrendered for redemption only in Baskets.

It is expected that delivery of the cash to the redeeming Shareholder will be made against transfer of the Baskets on the next Business Day following the Business Day on which the redemption request is accepted by the Trust, which is referred to as a T+1 settlement cycle. If the Trust’s DTC account has not been credited with the total number of Shares to be redeemed pursuant to the redemption order by 11:00 A.M., New York City time, on the delivery date, the Trust may cancel the redemption order.

The Trust will have the absolute right to reject any redemption order, including, without limitation, (1) redemption orders that the Trust has determined are not in proper form, or (2) redemption orders the acceptance of which would, in the opinion of counsel to the Trust or the Sponsor, result in a violation of law. Neither the Trustee nor the Sponsor nor any of their agents will be liable to any person for the Trust’s rejection of a redemption order.

Certificates Evidencing the Shares

The Shares will be evidenced by certificates executed and delivered by the Trustee on behalf of the Trust. The Sponsor expects that DTC will accept the Shares for settlement through its book-entry settlement system. So long as the Shares are eligible for DTC settlement, there will be only one certificate evidencing Shares that will be registered in the name of a nominee of DTC. Investors will be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants in DTC. No investor will be entitled to receive a separate certificate evidencing Shares. Because Shares can be held only in the form of book entries through DTC and its participants, investors must rely on DTC, a DTC participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book-entry form.

Limitation of Liabilities

You cannot lose more than your investment in the Shares. Under Delaware law, Shareholders’ liability will be limited to the same extent as the liability of stockholders of a for profit Delaware business corporation.

Cash and Other Distributions

If the Sponsor determines, in its absolute discretion, that there is more cash being held in the Trust than is reasonably expected to be invested or needed to pay the Trust’s expenses in the near future, the Sponsor at its absolute discretion can direct the Trustee to distribute the extra cash to the Shareholders. The Trust will have no obligation and is not expected to make periodic distributions to Shareholders.

If the Trust receives any property in respect of Trust property other than cash, the Trustee, at the direction of the Sponsor, will distribute that property to the Shareholders by any means lawful, equitable or feasible. If the Trustee cannot distribute the property proportionately among the Shareholders, the Trustee, at the direction of the Sponsor, will adopt any other method that it deems to be lawful, equitable and feasible, including public or private sale.

Registered holders of Shares will receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Trustee will deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid. It will distribute only whole United States dollars and cents and will round fractional cents down to the nearest whole cent. Neither the Sponsor nor the Trustee will responsible if the Sponsor determines that it is unlawful or impractical to make a distribution available to registered holders.

Share Splits

If requested by the Sponsor, the Trustee will declare a split or a reverse split in the number of Shares outstanding and make a corresponding change in the number of Shares constituting a Basket. The Trustee will not be required to distribute any fraction of a Share in connection with a split or reverse split of the Shares. The Trustee may sell the aggregated fractions of Shares that would otherwise be distributed in a split or reverse split of the Shares or the amount of Trust property that would be represented by those Shares and distribute the net proceeds of those Shares or that Trust property to the Shareholders entitled to them.

Voting Rights

Shares will not have any voting rights. However, registered holders of at least 25% of the Shares will have the right to require the Trustee to cure any material breach by it of the Trust Agreement, and registered holders of at least 75% of the Shares will have the right to require the Trustee to terminate the Trust as described under “—Amendment and Dissolution.”

Fees for Creations and Redemptions

Each order for the creation of Baskets must be accompanied by a payment to the Trustee of a transaction fee relating to the cost to the Trust of entering into futures and/or forward positions in connection with such creation. In connection with a redemption order, the redeeming Authorized Participant authorizes the Trustee to deduct from the proceeds of redemption a transaction fee relating to the cost to the Trust of liquidating futures and/or forward positions in connection with such redemption. Under the terms of the Trust Agreement Authorized Participants creating or redeeming Baskets will also be obligated to pay any taxes, governmental charges or stock transfer or similar fees in connection with such creation or redemption.

Trust Expenses

The Trustee will pay the following expenses out of the assets of the Trust:

•	any expenses of the Trust that are not assumed by the Sponsor;

•	any taxes and other governmental charges that may fall on the Trust or its property;

•

any expenses of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or expenses of any action taken by the Trustee or the Sponsor to protect the Trust and the rights and interests of holders of Shares; and

•	any indemnification of the Sponsor or the Advisor.

The Trustee will also entitled to charge the Trust for all expenses and disbursements incurred by the Trustee in connection with the actions described in the second and third bullet points above, including fees and disbursements of its legal counsel; provided that the Trustee will not be entitled to charge the Trust for (1) expenses and disbursements by it prior to the commencement of the trading of Shares on NYSE Arca and (2) fees of agents for performing services that the Trustee is required under the Trust Agreement to perform.

The Trustee, at the direction of the Sponsor, may liquidate the Trust’s property from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. If it is necessary for the Trust to liquidate Trust property or apply income from its investments to meet extraordinary expenses, the NAV will decrease. Cash held by the Trustee pending payment of the Trust’s expenses or distribution to Shareholders will not bear any interest.

The Trustee will not be responsible for any depreciation or loss incurred by reason of the liquidation of Trust property made in compliance with the Trust Agreement.

Payment of Taxes

The Trustee may deduct the amount of any taxes owed from any distributions it will make. It may also sell Trust assets, by public or private sale, to pay any taxes owed. Registered holders of Shares will remain liable if the proceeds of the sale are not enough to pay the taxes.

Valuation of the Trust Assets

See “Business of the Trust—Computation of Trust’s Net Asset Value.”

Limitations on Obligations and Liability

The Trust Agreement will expressly limit the obligations of the Sponsor and the Trustee. It will also limit the liability of the Sponsor and the Trustee. The Sponsor and the Trustee:

•	will be obligated to take only the actions specifically set forth in the Trust Agreement without negligence or bad faith;

•	will not be liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their obligations under the Trust Agreement;

•	will not be liable if they exercise or fail to exercise discretion permitted under the Trust Agreement;

•	will have no obligation to prosecute a lawsuit or other proceeding related to the Shares or the Trust property on behalf of any holders of Shares or on behalf of any other person; and

•	may rely upon any advice or information from other persons they believe in good faith to be competent to provide such advice or information.

In addition, the Sponsor will be indemnified by the Trust for any liability or expense it incurs without negligence, bad faith or willful misconduct on its part.

Amendment and Dissolution

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the Shareholders. If an amendment imposes or increases fees or charges (except for taxes and other governmental charges) or prejudices a substantial existing right of the Shareholders, it will not become effective until 30 days after the Trustee notifies the registered holders of the amendment. At the time an amendment becomes effective, by continuing to hold Shares, investors are deemed to agree to the amendment and to be bound by the Trust Agreement as amended. However, no amendment to the Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be taxable as an association taxable as a corporation for United States federal income tax purposes.

The Trustee will dissolve the Trust if:

•	the Trustee is notified that the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•	registered holders of at least 75% of the outstanding Shares notify the Trustee that they elect to dissolve the Trust;

•	sixty days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign, and a successor trustee has not been appointed and accepted its appointment;

•

the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act, and the Trustee has actual knowledge of that determination;

•

the Sponsor notifies the Trustee in writing that it has determined, in its discretion, that the dissolution of the Trust is advisable. Such circumstances might occur, by way of illustration and not of limitation, if (1) legal, regulatory or market changes result in a decrease of investment opportunities available to the Trust in compliance with its investment objective and strategies; (2) it becomes impossible to compute the net asset value of the Portfolio or to assess accuracy of such valuations; or (3) the value of the Portfolio is below a level such that continued operation of the Trust is not cost effective;

•

the Trust is treated as an association taxable as a corporation for United States federal income tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that the dissolution of the Trust is advisable; or

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Trustee will notify DTC at least 30 days before the date for dissolution of the Trust. After dissolution, the Trustee and its agents will do the following under the Trust Agreement but nothing else: (1) collect distributions pertaining to Trust property, (2) pay the Trust’s expenses and sell assets as necessary to meet those expenses and (3) deliver Trust property upon surrender and cancellation of Shares. Ninety days or more after dissolution, the Trustee may sell any remaining Trust property in a public or private sale. After that, the Trustee will hold the money it received on the sale and any other cash it is holding under the Trust Agreement for the pro rata benefit of the registered holders that have not surrendered their Shares. The Trustee will not invest the money and will have no liability for interest. The Trustee’s only obligations will be to account for the money and other cash, after deduction of applicable fees, trust expenses and taxes and governmental charges.

Requirements for Trustee Actions

Before the Trustee will deliver or register a transfer of Shares, make a distribution on Shares, or permit the withdrawal of Trust property, the Trustee may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Shares or Trust property;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the Trust Agreement, including the presentation of transfer documents.

The Trust may suspend the delivery of Shares, registrations of transfer of Shares and surrenders of Shares for the purpose of withdrawing Trust property generally, or may refuse particular deposit, transfer or withdrawal requests at any time when the books of the Trustee are closed or at any time if the Trustee or the Sponsor determines that it is necessary or advisable to do so for any reason.

Delegation by the Trustee to the Trust Administrator or Agent

The Trustee may delegate all or some of its duties under the Trust Agreement to an agent, including the Trust Administrator, without the consent of the Sponsor, any Authorized Participant or any Shareholders. The Trustee may terminate any Trust Administrator or agent at any time and is not required to appoint a new Trust Administrator or agent.

Custody of Certain Trust Assets

The creation and redemption of Baskets will generally be effected through cash transactions, which involve contemporaneous transfers. To the extent the Trust has property that requires a custodian, the Trustee will appoint an agent qualified to maintain the property of the Trust.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate will represent all of the Shares outstanding at any time.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants, the records of DTC Participants, with respect to Indirect Participants, and the records of Indirect Participants with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Trustee and the Sponsor. Under these circumstances, the Trustee and the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trust will be dissolved.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, the Trustee will be entitled to treat DTC as the holder of the Shares.

THE SPONSOR

The Sponsor

The Sponsor will be Barclays Global Investors International, Inc., a Delaware corporation and an indirect subsidiary of Barclays Bank PLC. The Sponsor’s primary business function with respect to the Trust will be to act as commodity pool operator of the Trust’s Portfolio, as discussed below. Barclays California Corporation, a California corporation and a subsidiary of Barclays Bank PLC, owns 100% of the equity of Barclays Global Investors International, Inc. Barclays California Corporation is the primary holding company of Barclays Global Investors’ companies incorporated in the United States.

Barclays Global Investors International, Inc. has been registered under the CEA since October 13, 2005 as a commodity pool operator and is a member of the NFA.

Certain performance data regarding the Sponsor may be found on page 55.

The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering and the listing of the Shares on NYSE Arca. The Sponsor will be obligated under the Trust Agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Advisor, the Delaware Trustee, the Trust Administrator and the Processing Agent, (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) fees for registration of the Shares with the SEC, (6) tax reporting costs and (7) legal expenses up to $100,000 annually. In recognition of its paying these expenses, the Sponsor will receive as the Sponsor’s Fee an allocation that accrues daily at an annualized rate equal to [            ]% of the Adjusted Net Asset Value of the Trust and will be payable by the Trust monthly in arrears. For a description of how the net asset value of the Trust will be calculated, see “Business of the Trust—Computation of Trust’s Net Asset Value.”

The Sponsor may remove the Trustee and appoint a successor Trustee if the Trustee ceases to meet certain objective requirements, or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days. The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, at any time following the first anniversary of the creation of the Trust.

Principals and Key Personnel of the Sponsor

Lee Kranefuss is the President and Chief Executive Officer, Rohit Bhagat is the Chief Operating Officer and Michael Latham is the Chief Financial Officer of Barclays Global Investors International, Inc.

Barclays Global Investors International, Inc. is managed by a Board of Directors, which is composed of Messrs. Kranefuss and Latham.

Lee Kranefuss has served as the President and Chief Executive Officer and a Director of Barclays Global Investors International, Inc. since June 2005. Since October 2005, Mr. Kranefuss has served as the Chairman of the Board of Barclays Global Investors Services, a broker-dealer, and a Director of Barclays Global Fund Advisors, an investment advisor registered with the SEC and a commodity trading advisor registered with the CFTC. Since May 1997, Mr. Kranefuss has served as a Managing Director of Barclays Global Investors, N.A., a national banking association. From September 1991 to May 1997, Mr. Kranefuss was a Consultant at The Boston Consulting Group, advising clients primarily with respect to financial services. Mr. Kranefuss has served as a listed principal of Barclays Global Investors International, Inc. since October 2005 and of Barclays Global Fund Advisors since November 2005. Mr. Kranefuss received his MBA from the University of Pennsylvania in 1991 and his Bachelor of Science in Electrical Engineering from Cornell University in 1984.

Rohit Bhagat has served as the Chief Operating Officer of Barclays Global Investors International, Inc. since October 2005. Since November 2005, Mr. Bhagat has served as a Director of Barclays Global Investors

Australia Services Limited, Barclays Global Investors Australia Limited and Barclays Global Investors Australia Holdings Pty. Limited. Since October 2005, Mr. Bhagat has served as a Director of Barclays Global Investors UK Holdings Limited and Barclays Global Fund Advisors and as a Director and Managing Director of Barclays Global Investors, N.A., as the Chief Operating Officer of Barclays Global Investors USA Inc., Barclays California Corporation, Barclays Global Investors Services and Barclays Global Investors, N.A. Prior to joining Barclays, Mr. Bhagat was a Senior Vice President from 1992 to 2005 with The Boston Consulting Group, advising clients with respect to financial services. Mr. Bhagat has served as a listed principal of Barclays Global Investors International, Inc. and Barclays Global Fund Advisors since January 2006. Mr. Bhagat received his MBA from Northwestern University in 1990, his Master of Science in Engineering from the University of Texas in 1988 and his Bachelor of Technology from the Indian Institute of Technology in Delhi, India, in 1986.

Michael Latham has served as the Chief Financial Officer and a Director of Barclays Global Investors International, Inc. since October 2005 and became a listed principal in February 2006. Mr. Latham has also served as Managing Director and Chief Operating Officer of the U.S. Individual Investor and the Exchange Traded Fund Business at Barclays Global Investors, N.A. since January 2000. Mr. Latham joined Barclays Global Investors, N.A. in August 1994 as a sponsor in the Portfolio Accounting group. In 1997 Mr. Latham became deputy head of operations and subsequently head of operations for BGI Europe. Prior to joining Barclays Global Investors, N.A., Mr. Latham was an auditor at Ernst & Young from 1989 to 1994. Mr. Latham received his Bachelor of Science in Business Administration from the California State University – San Francisco and is a certified public accountant.

Alan Mason became a principal of the Sponsor in October of 2008. He became a Managing Director at Barclays Global Investors, N.A. in December, 2007. Mr. Mason has also served as Global Head of Client Solutions Portfolio Management at Barclays Global Investors, N.A. since July, 2008. Previously Mr. Mason led Barclays Global Investors, N.A.’s Global Index and Markets Group’s (GIMG) Allocations and Solutions group from April, 2006. Mr. Mason is responsible for multi-asset class solutions for BGI’s institutional clients, including asset allocation, overlay and liability driven investment strategies. Mr. Mason joined Barclays Global Investors, N.A. in June, 1991. He has served in a variety of roles at Barclays Global Investors, N.A., including GIMG Channel Strategist from September, 2005 to March, 2006; Head of US Transitions Strategy from June, 2000 to September, 2005; and US Transition Services Group Manager from June, 1997 to June, 2000. Mr. Mason received three degrees in music including an MA in ethnomusicology at the University of California at Berkeley and a MA in historical musicology at the University of Louisville. Mr. Mason holds the FINRA Series 7, 63 and 24 licenses and NFA’s Series 3 license.

Ryan Braniff, CFA, has been a principal of the Sponsor since October of 2008. Mr. Braniff became a principal and Senior Portfolio Manager at Barclays Global Investors, N.A. in October, 2007. Since June, 2006, Mr. Braniff has led a team of portfolio managers at Barclays Global Investors, N.A. that manage multi-asset class portfolios holding combinations of BGI’s onshore and offshore funds, equity and bond futures contracts, currency forward contracts, and total return swaps. Mr. Braniff joined Barclays Global Investors, N.A. in June, 2005 as a portfolio manager in the Asset Allocation Group, focusing on the management of fund of funds and futures based portfolios. Mr. Braniff began his career in the financial services industry as a sales analyst on the equity trading floor at Banc of America Securities, LLC in San Francisco in March, 2000, where he managed venture capital and institutional trading relationships until January, 2003. Mr. Braniff completed his undergraduate education at UC Berkeley with a BA in Economics and a Minor in Mathematics in June, 1999. Mr. Braniff obtained his Master of Financial Engineering degree at the Haas School of Business at UC Berkeley in March, 2005. He became a CFA Charterholder in October, 2007.

THE TRUSTEE

The Trustee of the Trust will be Barclays Global Investors, N.A., a national banking association and an indirect subsidiary of Barclays Bank PLC. The Trustee’s principal office is located at 400 Howard Street, San Francisco, CA 94105. The Trustee will have authority to delegate some of its responsibilities under the Trust Agreement to a Trust Administrator or agent. The Trustee will also maintain certain books and records of the Trust relating to communications with Shareholders at the offices of the Trustee.

Initially, State Street Bank & Trust Company, a banking corporation organized under the laws of Massachusetts, will serve as the Trust Administrator. State Street Bank & Trust Company’s principal office is located at 200 Clarendon Street, Boston, MA 02111. State Street Bank & Trust Company is subject to supervision by the Massachusetts Commissioner of Banks and the Board of Governors of the Federal Reserve System. Information regarding creation and redemption of Shares, Basket composition, the net asset value of the Trust, transaction fees and the names of the parties that have executed an Authorized Participant Agreement may be obtained from State Street Bank & Trust Company by calling the following number: 1-800-474-2737. A copy of the Trust Agreement will be available for inspection at the Trust Administrator’s office identified above. Books and records of the Trust will be maintained at this office of State Street Bank & Trust Company (other than records maintained by the Trustee or the Processing Agent as described herein).

The Trustee will be responsible for the day-to-day administration of the Trust. Day-to-day administration will include (1) processing orders for the creation and redemption of Baskets and (2) calculating the net asset value of the Trust on each Business Day.

The Trustee will delegate the processing of creation and redemption orders to the Processing Agent. Certain books and records of the Trust relating to the creation and redemption of Baskets will be maintained at the offices of the Processing Agent at One Freedom Valley Drive, Oaks, PA 19456. The Trustee will also delegate the valuation of certain assets of the Trust for purposes of the daily calculation of the net asset value of the Trust and the remainder of its day-to-day administrative responsibilities to the Trust to the Trust Administrator. Neither the Processing Agent nor the Trust Administrator will be affiliated with the Sponsor or the Trustee. The Trustee will also retain PricewaterhouseCoopers LLP as Tax Administrator to provide tax accounting and tax reporting services for the Trust. The Trustee may terminate the Processing Agent, the Trust Administrator or the Tax Administrator at any time or appoint different agents to act on its behalf.

The Trustee’s fees will be paid by the Sponsor.

The Trustee and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE DELAWARE TRUSTEE

Wilmington Trust Company will serve as the Delaware Trustee of the Trust. The Delaware Trustee will not be entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Trustee. The Delaware Trustee will be a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

THE ADVISOR

The Advisor will be Barclays Global Fund Advisors, a California corporation and an indirect subsidiary of Barclays Bank PLC. The Advisor will serve as the commodity trading advisor for the Portfolio. The Advisor has been registered as a commodity trading advisor with the CFTC since April 5, 1993 and is a member of the NFA. Barclays Global Investors, N.A., a national banking association and an indirect subsidiary of Barclays Bank PLC, owns 100% of the equity of the Advisor. Barclays Global Investors, N.A. is a commodity trading advisor registered with the NFA. The Trust will enter into a commodity trading advisor agreement with the Advisor, which will provide the Advisor with discretionary authority to make all determinations with respect to the Portfolio’s assets, subject to specified limitations which seek to ensure that: (i) the Trust does not become an investment company subject to the registration requirements of the Investment Company Act; and (ii) the Trust meets the requirements of the Code and regulations thereunder to be treated as a partnership for federal income tax purposes.

Except as described below, neither the Advisor nor any of its principals are expected to hold any beneficial interest in the Trust. The Advisor and its principals will only be permitted to trade commodity interests for their own accounts in accordance with the Advisor’s code of ethics. The Advisor does not intend to permit Shareholders to review its records with respect to any such trading or any written policies related to such trading.

Certain performance data regarding the Advisor may be found on page 55.

Blake Grossman is the Chief Executive Officer of the Advisor.

The Advisor is managed by a Board of Directors, which is composed of Blake Grossman, Lee Kranefuss and Rohit Bhagat.

Anthony Spinale is the Chief Financial Officer of the Advisor. Ryan Braniff, acting under the supervision of Alan Mason, will be primarily responsible for portfolio management decisions with respect to the Trust. Having selected the asset universe to which the Trust will be exposed, and set the target excess return and targeted risk level for the Portfolio, Mr. Braniff will rely on the Advisor’s proprietary models to determine the optimal allocation of investments in the Portfolio given such asset universe, target excess return and targeted risk level. Except under extraordinary circumstances, the trading decisions for the Portfolio will seek to implement the allocations so made. See “Business of the Trust—Investment Objective; Strategies—Portfolio Construction.”

Blake Grossman has served as the Chief Executive Officer of the Advisor since January 2002 and as the Chairman of its Board of Directors since July 2002. Mr. Grossman joined Barclays in January 1996, serving as a Director of Barclays Global Investors Holdings Canada Ltd. since October 2002, the Chairman of the Board of Directors and President of Barclays California Corporation since July 2002, a Director of Barclays Global Investors UK Holdings Limited since April 2000, its Joint Chief Executive Officer since July 2002 and its sole Chief Executive Officer since October 2005, and the President and Chairman of the Board of Directors of Barclays USA Inc. from July 2002 to January 2004. Prior to joining Barclays, Mr. Grossman was a Senior Vice President and Sponsor at Wells Fargo Nikko Investment Advisors from April 1990 to December 1995. Mr. Grossman has served as a listed principal of the Advisor since April 1993. Mr. Grossman received his Master of Arts and Bachelor of Arts in Economics from Stanford University in 1985.

Lee Kranefuss has served as a Director of the Advisor since October 2005 and as the President and Chief Executive Officer and a Director of Barclays Global Investors International, Inc. since June 2005. Since October 2005, Mr. Kranefuss has served as the Chairman of the Board of Barclays Global Investors Services, a broker dealer. Since May 1997, Mr. Kranefuss has served as a Managing Director of Barclays Global Investors, N.A. From September 1991 to May 1997, Mr. Kranefuss was a Consultant at The Boston Consulting Group, advising clients primarily with respect to financial services. Mr. Kranefuss has served as a listed principal of Barclays Global Investors International, Inc. since October 2005 and of the Advisor since November 2005. Mr. Kranefuss received his MBA from the University of Pennsylvania in 1991 and his Bachelor of Science from Cornell University in 1984.

Rohit Bhagat has served as a Director of the Advisor and the Chief Operating Officer of Barclays Global Investors International, Inc., since October 2005. Since November 2005, Mr. Bhagat has served as a Director of

Barclays Global Investors Australia Services Limited, Barclays Global Investors Australia Limited and Barclays Global Investors Australia Holdings Pty. Limited. Since October 2005, Mr. Bhagat has served as a Director of Barclays Global Investors UK Holdings Limited and as a Director and Managing Director of Barclays Global Investors, N.A., as the Chief Operating Officer of Barclays Global Investors USA Inc., Barclays California Corporation, Barclays Global Investors Services and Barclays Global Investors, N.A. Prior to joining Barclays, Mr. Bhagat was a Senior Vice President from 1992 to 2005 with The Boston Consulting Group, advising clients with respect to financial services. Mr. Bhagat has been a listed principal of the Advisor since January 2006. Mr. Bhagat received his MBA from Northwestern University in 1990, his Master of Science in Engineering from the University of Texas in 1988 and his Bachelor of Technology from the Indian Institute of Technology in Delhi, India, in 1986.

Anthony Spinale became a listed principal and Chief Financial Officer of the Advisor in August 2008. Mr. Spinale has also served as Director of Barclays Global Investors, N.A. since July 2008, Chief Financial Officer of Barclays Global Investors, N.A. since August 2008, Director and Chief Financial Officer of Barclays Global Investors USA, Inc. since August 2008, and Director and Chief Financial Officer for Barclays Global Investors Growth Partners, Inc. and Barclays California Corporation since August 2008. Mr. Spinale joined Barclays Global Investors, N.A. in September 2000, initially serving as the Head of Corporate Development, and from January 2002 to January 2005 as Head of Strategy and Business Finance. From January 2005 to July 2008, he served as Chief of Staff to the President of Barclays PLC. Mr. Spinale has been a member of the Barclays PLC Operating Committee since 2006. Prior to joining Barclays Global Investors, N.A., Mr. Spinale was Director of Corporate Development at Transamerica Corporation from 1998 to 2000 where he was responsible for strategic planning and mergers and acquisitions. Mr. Spinale received his B.A. in economics from Williams College in 1987 and his MBA from the Darden Graduate School of Business at the University of Virginia in 1993.

Alan Mason has provided services to the Advisor since August of 2008 and has supervisory responsibility with respect to the Portfolio. He became a Managing Director at Barclays Global Investors, N.A. in December, 2007. Mr. Mason has also served as Global Head of Client Solutions Portfolio Management at Barclays Global Investors, N.A. since July, 2008. Previously Mr. Mason led Barclays Global Investors, N.A.’s Global Index and Markets Group (GIMG) Allocations and Solutions group from April, 2006. Mr. Mason is responsible for multi-asset class solutions for BGI’s institutional clients, including asset allocation, overlay and liability driven investment strategies. Mr. Mason joined Barclays Global Investors, N.A. in June, 1991. He has served in a variety of roles at Barclays Global Investors, N.A., including GIMG Channel Strategist from September, 2005 to March, 2006; Head of US Transitions Strategy June, 2000 to September, 2005; and U.S. Transition Services Group Manager from June, 1997 to June, 2000. Mr. Mason received three degrees in music including an MA in ethnomusicology at the University of California at Berkeley and a MA in historical musicology at the University of Louisville. Mr. Mason holds the FINRA Series 7, 63 and 24 licenses and NFA’s Series 3 license.

Ryan Braniff, CFA, has provided portfolio management and related services to the Advisor since August of 2008 and will be focusing on management of the Trust’s Portfolio. Mr. Braniff became a principal and Senior Portfolio Manager at Barclays Global Investors, N.A. in October, 2007. Since June, 2006, Mr. Braniff has led a team of portfolio managers at Barclays Global Investors, N.A. that manage multi-asset class portfolios holding combinations of BGI’s onshore and offshore funds, equity and bond futures contracts, currency forward contracts, and total return swaps. Mr. Braniff joined Barclays Global Investors, N.A. in June, 2005 as a portfolio manager in the Asset Allocation Group, focusing on the management of fund of funds and futures based portfolios. Mr. Braniff began his career in the financial services industry as a sales analyst on the equity trading floor at Banc of America Securities, LLC in San Francisco in March, 2000, where he managed venture capital and institutional trading relationships until January, 2003. Mr. Braniff completed his undergraduate education at UC Berkeley with a BA in Economics and a Minor in Mathematics in June, 1999. Mr. Braniff obtained his Master of Financial Engineering degree at the Haas School of Business at UC Berkeley in March, 2005. He became a CFA Charterholder in October, 2007.

The remaining principals of the Advisor are Michael L. Crowl, Secretary, Theda R. Haber, Assistant Secretary, and Terri L. Slane, Assistant Secretary.

THE FUTURES COMMISSION MERCHANT

The Trust will also enter into a futures customer account agreement with a futures commission merchant (the “Clearing FCM”) that will provide for the execution and clearing of transactions in futures, payment of commissions, custody of assets and other standard provisions. [            ] is the Clearing FCM of the Trust. The Trust may employ other futures commission merchants or foreign brokers for the execution of commodities and currencies futures transactions.

CONFLICTS OF INTEREST

General

The Sponsor has not established formal procedures to resolve all potential conflicts of interest with Shareholders. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Trust.

Prospective investors should be aware that the Sponsor intends to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to the Shareholders.

The Sponsor

The Sponsor will be an affiliate of the Trustee and the Advisor and therefore may have a conflict of interest with respect to its oversight of the Trustee or the Advisor. In particular, the Sponsor, which has authority to remove the Trustee and the Advisor in its discretion, will have an incentive not to exercise this authority, even when it is in the best interests of the Shareholders to do so, because of the affiliation between the entities. In addition, the Sponsor has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. The professional staff of the Sponsor also services other affiliates of the Sponsor and their respective clients. Although the Sponsor and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Trust, the Sponsor intends to devote, and to cause its professional staff to devote, sufficient time and resources properly to manage the business and affairs of the Trust consistent with its or their respective fiduciary duties to the Trust and others.

The Advisor

The Advisor may, from time to time, have conflicting demands in respect of its obligations to the Trust. The Advisor and its affiliates may engage in trading activities relating to the derivative instruments that are not for the account of, or on behalf of, the Trust or the Shareholders. These activities may present a conflict between the Shareholders’ interest in the Shares and the interest of the Advisor and its affiliates in their proprietary accounts, in facilitating transactions, including derivatives transactions, for their customers’ accounts and in accounts under their management. These trading activities, if they influence the value of the Portfolio, could be adverse to the interests of the Shareholders.

A conflict of interest may also arise where the Advisor finds that futures positions established for the benefit of the Trust, when aggregated with the Advisor’s positions in other accounts of the Advisor (or the proprietary or other positions of its principals or affiliates) approach or exceed the position limits set by the CFTC or the relevant futures exchange in a particular asset. All futures contracts managed by the Advisor and its affiliates in respect of a particular futures contract are combined for position limit purposes. It is possible that the Advisor will approach or reach such position limits and if so will have a conflict of interest among the various accounts it manages as to which accounts are allocated the limited contracts available. In addition, if the position limits are exceeded by the Advisor (or its principals or affiliates) in the opinion of the CFTC or other regulatory body, exchange, or board of trade, the Advisor may be forced to liquidate certain positions in order to comply with the applicable position limit requirements. In liquidating positions held on behalf of its accounts, however, the Advisor may choose not to liquidate positions held on behalf of the Trust in proportion to other accounts under its management. The result to the Trust would be a reduction in the potential for profit and/or potentially substantial losses should the exit of positions be at unfavorable prices by virtue of position limits. Although the Advisor may be able to achieve the same performance results with over-the-counter substitutes for futures contracts, the over-the-counter market may be subject to differing prices, lesser liquidity and greater counterparty credit risks than the regulated commodities exchanges.

Certain affiliates of the Advisor, including Barclays Global Investors, N.A., may currently or in the future offer products or pursue investment strategies that may utilize or include some or all of the strategies and/or exposures targeted by the Trust, or which may compete or conflict with the Trust’s activities. Further, a conflict of interest may also arise where the Advisor receives an incentive-based fee in lieu of, or in addition to, an asset-based fee for its advisory services in respect of certain accounts, other than the Trust, under its management. Unlike the asset-based fee arrangement established between the Advisor and the Trust, an account with an incentive-based fee arrangement would pay the Advisor a portion of that account’s gains or provide additional compensation if the Advisor meets or exceeds specified performance targets. It is possible that the Advisor may devote greater resources and allocate more investment opportunities to the accounts that have incentive-based fee arrangements, relative to other accounts under the Advisor’s management, including the Trust, in order to earn higher compensation. Although the Advisor intends to allocate resources and opportunities equitably among accounts under its management regardless of the existing fee arrangements, the Advisor may choose not to do so. The result would be a reduction in the potential opportunities for profit and adverse effect on the price of the Shares.

Moreover, the Sponsor, the Advisor and/or their affiliates have published and in the future expect to publish research reports with respect to commodities markets. This research may express opinions or provide recommendations that are inconsistent with purchasing or holding Shares or with positions taken in the Portfolio. The research should not be viewed as a recommendation or endorsement of the Shares in any way, and investors must make their own independent investigation of the merits of this investment. Any of these activities by the Sponsor, the Advisor and their affiliates may affect the value of the Portfolio and the price of the Shares.

The Trustee

The Trustee will be authorized to appoint an unaffiliated Trust Administrator or agent to carry out all or some of its duties under the Trust Agreement, but it will be able to terminate or replace the Trust Administrator or agent at any time, and will not be required to delegate any of its duties to an unaffiliated third party.

No Distributions

The Sponsor will have discretionary authority over all distributions made by the Trust. If the Sponsor determines that there is more cash being held in the Trust than is reasonably expected to be invested or needed to pay the Trust’s expenses in the near future, the Sponsor at its absolute discretion can direct the Trustee to distribute the extra cash to the Shareholders. The Trust will have no obligation to make, and will not expect to make periodic distributions to Shareholders. The Sponsor will receive greater Sponsor’s Fees as the value of the Portfolio’s net assets increase.

Resolution of Certain Conflicts

The Trust Agreement will provide that in the case of a conflict of interest among the Trustee, the Sponsor and their affiliates, on the one hand, and the holders of Shares, on the other, the Trustee and Sponsor will resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement provides that in the absence of bad faith by the Sponsor or Trustee, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor or Trustee.

CERTAIN PERFORMANCE DATA

Trust

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

Other Commodity Pools and Accounts

The following information is presented in accordance with CFTC regulations.

The following information, given as of September 30, 2008, pertains to the iShares® S&P GSCI™ Commodity-Indexed Trust (“GSCI Trust”) operated by Barclays Global Investors International, Inc., the Trust’s commodity pool operator. The summary below also substantially reflects the performance of the iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC (“GSCI Investing Pool”). The GSCI Trust owns substantially all of the interests in the GSCI Investing Pool which is advised by Barclays Global Fund Advisor, the Trust’s commodity trading advisor.

Name of the pool:	iShares® S&P GSCITM Commodity- Indexed Trust
Type of pool:	public, exchange-traded commodity pool
Date of inception of trading:	July 10, 2006
Aggregate gross capital subscriptions[1] to the pool as of September 30, 2008:	$1,052,366,568
Net asset value of the pool as of September 30, 2008:	$709,670,820
Net asset value per pool share[2] as of September 30, 2008:	$52.76
Worst monthly drawdown[3]:	-13.33% (July, 2008)
Worst peak-to-valley drawdown[4]:	-28.18% (July, 2008 to September, 2008)

1	“Aggregate gross capital subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
2	“Net asset value per pool share” is the net asset value of the pool divided by the number of shares of the pool outstanding as of September 30, 2008.
3	“Worst monthly drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the prospectus means losses experienced by the pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Drawdown is measured on the basis of monthly return only, and does not reflect intra-month figures.
4	“Worst peak-to-valley drawdown” is the largest percentage decline in net asset value per pool share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst peak-to-valley drawdown represents the greatest percentage decline from any month-end net asset value per pool share that occurs without such month-end net asset value per pool share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rate of Return
Month	2006	2007	2008
January	n/a	-2.14%	0.19%
February	n/a	4.26%	10.29%
March	n/a	2.93%	-0.76%
April	n/a	0.31%	8.25%
May	n/a	-2.41%	9.23%
June	n/a	3.49%	8.42%
July	2.45%	5.21%	-12.07%
August	-6.52%	-3.78%	-7.40%
September	-10.47%	9.56%	-11.99%
October	-2.99%	9.65%
November	5.52%	-3.22%
December	-7.46%	4.95%
Year	-18.79%	31.45%

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of U.S. federal income tax consequences material to the purchase, ownership and disposition of the Shares. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of Shares that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the Shares (a “U.S. Holder”). This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the Shares by any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (1) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, traders in securities that elect to mark to market and dealers in securities or currencies, (2) persons that will hold Shares as part of a position in a “straddle” or as part of a “hedging”, “conversion” or other integrated investment transaction for federal income tax purposes, (3) persons whose functional currency is not the U.S. dollar, or (4) persons that do not hold Shares as capital assets.

This summary is based on the Code, Treasury regulations, IRS rulings and judicial decisions in effect as of the date of this prospectus, all of which are subject to change at any time (possibly with retroactive effect) or different interpretations. As the law is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein. The Sponsor has not obtained, nor does it intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, owning or disposing of the Shares. Prospective investors in the Shares should consult their tax advisors in determining the tax consequences of an investment in the Shares, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Classification of the Trust

Clifford Chance US LLP has acted as counsel in connection with this offering. It is expected that the Trust will receive the opinion of Clifford Chance US LLP to the effect that, although the matter is not free from doubt due to the lack of clear guidance and direct authority, the Trust will not be classified for U.S. federal income tax purposes as an association or a publicly traded partnership taxable as a corporation. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. It must be emphasized that the opinion of Clifford Chance US LLP will be based on various assumptions relating to the Trust’s organization, operation, assets and activities, and that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that the Trust will at all times operate in accordance with the method of operation described in the Trust’s Trust Agreement and this prospectus, and is conditioned upon factual representations and covenants that will be made by the Trust, and the Sponsor regarding the Trust’s organization, operation, assets, activities, and conduct of the Trust’s operations, and assumes that such representations and covenants are accurate and complete. Such representations will include, as discussed further below, representations to the effect that the Trust will meet the “qualifying income exception” described below and will not be engaged in a financial business, although there is no clear guidance on what constitutes a financial business under the tax laws.

While it is expected that the Trust will be organized and will operate so that the Trust will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities the Trust is undertaking and the possibility of future changes in its circumstances, no assurance can be given by Clifford Chance US LLP or by the Trust that the Trust will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise the Trust or the Trust’s Shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. The Trust’s taxation as a partnership will depend on the Trust’s ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception” (as described below), the compliance with which will not be reviewed by Clifford Chance US LLP. Accordingly, no assurance can be given that the actual results of the Trust’s operations for any taxable year will satisfy the qualifying income exception.

Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. It is expected that initially or in the future the Trust will be treated as a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to register under the Investment Company Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “qualifying income exception”). Qualifying income generally includes interest (other than certain contingent interest), gains from futures or forward contracts derived from investing in foreign currencies and income from certain commodities transactions. In addition, qualifying income generally also includes income from a notional principal contract (such as a credit default swap) if the income from the reference obligation would be qualifying income. In determining whether interest is treated as qualifying income for purposes of these rules, interest income derived from a “financial business” and income and gains derived by a “dealer” in securities are not treated as qualifying income. The Trust is expected to take the position that for purposes of determining whether it will be engaged in a financial business, portfolio investing activities that it will engage in will not cause the Trust to be engaged in a financial business or to be considered a “dealer” in securities. While it is expected that the Trust will satisfy the qualifying income exception, and qualify to be taxed as a partnership, there can be no assurance that the IRS would not successfully challenge the Trust’s compliance with the qualifying income requirements and assert that the Trust is a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

If, for any reason the Trust becomes taxable as a corporation for U.S. federal income tax purposes, the Trust’s items of income and deduction would not pass through to the Trust’s Shareholders and the Trust’s Shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Trust would be required to pay income tax at corporate rates on its net income. Distributions by the Trust to the Shareholders would constitute dividend income taxable to such Shareholders, to the extent of the Trust’s earnings and profits, and the payment of these distributions would not be deductible by the Trust. These consequences would have a material adverse effect on the Trust, the Trust’s Shareholders and the value of the Shares.

If at the end of any taxable year the Trust will fail to meet the qualifying income exception, the Trust may still qualify as a partnership if the Trust is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) the Trust agrees to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether the Trust would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for the Trust’s first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving the Trust, it will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and the Trust retains its partnership qualification, the Trust or its Shareholders (during the failure period) will be required to pay such amounts as determined by the IRS.

The remainder of this discussion assumes that the Trust will qualify to be taxed as a partnership for U.S. federal income tax purposes.

Distributions on the Shares

Distributions on the Shares generally will not be taxable to you, except to the extent that the cash you receive exceeds your adjusted tax basis in the Shares. Cash distributions in excess of your adjusted tax basis in the Shares generally will be treated as gain from the sale or exchange of the Shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Upon a liquidating distribution of cash by the Trust (a distribution to you that terminates your interest in the Trust), you generally will recognize gain or loss from the sale or exchange of the Shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Sale, Exchange or Other Taxable Disposition of Shares

Upon the sale, exchange or other taxable disposition of Shares, you generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale, exchange or other disposition and your adjusted tax basis in the Shares. Your adjusted tax basis in your Shares generally will be equal to the amount you paid for your Shares (1) increased by any income or gain of the Trust that is allocated to you, and by the amount of any contributions you make to the capital of the Trust as part of the creation of a Basket, and (2) decreased, but not below zero, by any loss or expense of the Trust that is allocated to you, and by the amount of any cash and the tax basis of any property distributed (or deemed distributed) to you. For a description of the allocation of income, gain, loss and expense to you, see “—Partnership Allocations and Adjustments.”

Creation and Redemption of Baskets

Holders of Shares other than Authorized Participants (or holders for which an Authorized Participant is acting) generally are not expected to recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If the Trust disposes of an asset in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to you. An Authorized Participant’s creation or redemption of a Basket also may affect the portion of the Trust’s tax basis in the asset that is allocated to you.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Holder’s share of losses and expenses of the Trust is subject to certain limitations, including, but not limited to, rules providing that: (1) you may not deduct the Trust’s losses that are allocated to you in excess of your adjusted tax basis in your Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; (3) the ability of individuals to take certain itemized deductions may be limited by the “alternative minimum tax;” and (4) a noncorporate U.S. Holder may deduct its share of expenses of the Trust only to the extent that such share, together with such noncorporate U.S. Holder’s other miscellaneous itemized deductions, exceeds 2 percent of such noncorporate U.S. Holder’s adjusted gross income. The Trust will report the Sponsor’s Fee as an expense of the kind subject to the limitation on miscellaneous itemized deductions. To the extent that a loss or expense that you cannot deduct currently is allocated to you, you may be required to report taxable income in excess of your economic income or cash distributions to you on the Shares. You are urged to consult your own tax advisor with regard to these and other limitations on your ability to deduct losses or expenses with respect to the Trust.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Trust has not yet determined whether they will make such an election. A non corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180 month amortization provision and are not deductible.

Partnership Allocations and Adjustments

For U.S. federal income tax purposes, your share of the Trust’s income, gain, loss, deduction and other items will be determined by the Trust Agreement, unless an allocation under this agreement does not have “substantial economic effect”, in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election”, the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to you for U.S. federal income tax purposes under the agreement could be increased or decreased, the timing of income or loss could be accelerated or deferred, or the character of the income or loss could be altered.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Trust will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to you. Holders with questions regarding partnership allocations and adjustments or other tax matters may obtain further information from Barclays Global Investors International, Inc. at the following number (415) [            ].

Monthly Allocation and Revaluation Conventions

In general, the Trust’s taxable income and losses will be determined monthly and will be apportioned among the holders of Shares in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in the Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, the person that was treated for U.S. federal income tax purposes as holding a Share as of the close of the last trading day of the preceding month will be treated as continuing to hold that Share until immediately before the close of the last trading day of the following month. As a result, a holder that is transferring its Shares or whose Shares are redeemed prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for these purposes when the transfer is completed without regard to the Trust’s monthly convention for allocating income and deductions. In that event, the Trust’s allocation method might be viewed as violating that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, the Trust generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Portfolio. This will result in the allocation of items of the Trust’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Trust at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Portfolio at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Trust generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Trust will credit or debit, respectively, the “book” capital accounts of holders of existing Shares with any unrealized gain or loss in the Trust’s assets based on the lowest fair market value of the assets and shares, respectively, during the month in which the creation or redemption transaction takes place, rather than the fair market value at the time of such creation or redemption (the “monthly revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Trust’s assets at the time it acquires the Shares or (2) an existing holder of Shares will not be allocated its entire share in the unrealized loss in the Trust’s assets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Trust’s monthly allocation or monthly revaluation convention, the IRS may contend that taxable income or losses of the Trust must be reallocated among the holders of Shares. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Trustee and the Sponsor are authorized to revise the Trust’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the holders’ interest in the Trust.

Section 754 Election

The Trust intends to make the election permitted by Section 754 of the Code. Such an election is irrevocable without the consent of the IRS. This election generally will require each purchaser of Shares to adjust its proportionate share of the tax basis in the Portfolio (“inside basis”) to fair market value, as reflected in the purchase price for the purchaser’s Shares, as if the purchaser had acquired a direct interest in the Portfolio and will require the Trust to make a corresponding adjustment to its share of the tax basis in the Portfolio that will be segregated and allocated to the purchaser of the Shares. These adjustments are attributed solely to a purchaser of Shares and are not added to the tax basis of the Portfolio assets associated with other holders of Shares. Generally the Section 754 election is intended to eliminate the disparity between a purchaser’s outside basis in its Shares and the Trust’s corresponding inside basis in the Portfolio such that the amount of gain or loss that will be allocated to the purchaser on the disposition by the Trust of Portfolio assets will correspond to the purchaser’s share in the appreciation or depreciation in the value of such assets since the purchaser acquired its Shares. Depending on the relationship between a holder’s purchase price for Shares and its interest in the unadjusted share of the Trust’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded interests in partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to the Trust, the Trust will apply certain assumptions and conventions in determining and allocating the basis adjustments. It is possible that the IRS will successfully assert that the assumptions and conventions utilized by the Trust do not satisfy the technical requirements of the Code or the Treasury regulations and will require different basis adjustments to be made. If such different adjustments were required, some holders could be adversely affected.

In order to make the basis adjustments permitted by Section 754, the Trust will be required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. The Trust will seek such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Trust will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Trust makes based on the information they are able to obtain will be effective in eliminating disparity between a holder’s outside basis in its Shares and its interest in the inside basis in the Trust assets.

Constructive Termination

The Trust will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares within a 12-month period. A constructive termination results in the closing of the Trust’s taxable year for all holders of Shares. In the case of a holder of Shares reporting on a taxable year other than a fiscal year ending December 31, the closing of the Trust’s taxable year may result in more than 12 months of its taxable income or loss being includable in its taxable income for the year of termination. The Trust would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Trust were unable to determine that the termination had occurred.

Borrowing of Shares

If your Shares are borrowed (or rehypothecated) by your broker and sold to a third party, for example as part of a loan to a “short seller” to cover a short sale of Shares, you may be considered as having disposed of those Shares. If so, you would no longer be a beneficial owner of a pro rata portion of the Shares during the period of the loan and may recognize gain or loss from the disposition. In addition, during the period of the loan, (1) the Trust’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by you, and (2) any cash distributions received by you with respect to those Shares could be fully taxable, likely as ordinary income. Accordingly, if you desire to avoid the risk of income recognition from a loan of your Shares, you should modify any applicable brokerage account agreements to prohibit your broker from borrowing your Shares.

These rules should not affect the amount or timing of items of income, gain, deduction or loss reported by a taxpayer that is a dealer in securities that marks the Shares to market for U.S. federal income tax purposes, or a trader in securities that has elected to use the mark-to-market method of tax accounting with respect to the Shares.

Information Reporting with Respect to Shares

The Trust will file a partnership return rather than a trust return. Generally, the amount and allocation of your share of the Trust’s items of income, gain, loss, deduction, expense and credit for U.S. federal income tax purposes, and the time when you receive your tax reporting information, should be the same as if the Trust were to file a trust return. However, the manner in which tax reporting information is provided to investors will be affected.

Because the Trust will file a partnership return, tax information will be reported to investors on an IRS Schedule K-1 for each calendar year as soon as practicable after the end of each such year but in no event later than March 15. Each K-1 provided to a holder of Shares will set forth the holder’s share of the Trust’s items of income, gain, deduction, loss and credit for such year in a manner sufficient for a U.S. Holder to complete its tax return with respect to its investment in the Shares.

Each holder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust its name and address and such other information and forms as may be reasonably requested by the

Trust for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

As described above under “Partnership Allocations and Adjustments—Monthly Allocation and Revaluation Conventions”, the partnership tax rules generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that certain adjustments be made based on daily valuations. These regulations do not contemplate monthly allocation conventions of the kind that will be used by the Trust. If the IRS does not accept the monthly reporting convention, the IRS may contend that taxable income or losses of the Trust must be reallocated among investors. If such a contention were sustained, investors’ respective tax liabilities would be adjusted to the possible detriment of certain investors. The Trustee and the Sponsor are authorized to revise the Trust’s allocation method to comply with applicable law.

Tax Audits

Under the Code, adjustments in tax liability with respect to the Trust’s items generally will be made at the Trust level in a partnership proceeding rather than in separate proceedings with each Shareholder. The Sponsor will represent the Trust as the Trust’s “Tax Matters Partner” during any audit and in any dispute with the IRS. Each Shareholder will be informed of the commencement of an audit of the Trust. In general, the Tax Matters Partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the Shareholders.

Adjustments resulting from an IRS audit may require each Shareholder to adjust a prior year’s liability, and possibly may result in an audit of his return. Any audit of a Shareholder’s return could result in adjustments not related to the Trust’s returns as well as those related to the Trust’s returns.

The Tax Matters Partner will make some elections on the Trust’s behalf and on behalf of the Trust’s Shareholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against Shareholders for items in the Trust’s returns. The Tax Matters Partner may bind a Shareholder with less than a 1% profits interest in the Trust to a settlement with the IRS unless that Shareholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the Shareholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any Shareholder having at least a 1% interest in profits or by any group of Shareholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each Shareholder with an interest in the outcome may participate.

Treatment of Trust Income

The character and timing of income that the Trust earns from the positions in its investment strategy will depend on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and Congress sometimes take steps which change the manner in which certain positions are taxed. For example, except as discussed below with respect to 1256 contracts, positions in currencies typically produce ordinary income and gains for U.S. federal income tax purposes. The IRS has recently issued guidance indicating that a position that certain taxpayers were accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S federal income tax rules for non-dollar denominated debt instruments. The IRS has also recently released a Notice seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The Notice asks for comments about, among other questions, when an investor in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions.

It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of the Trust’s investments, possibly with retroactive effect. As the Trust passes its items of income, gain and loss to Shareholders, any change in the manner in which the Trust accounts for these items could have an adverse impact on the Shareholders of the Trust.

Interest Income from U.S. Treasury Bills

Shareholders will take into account their share of ordinary income realized by the Trust from accruals of interest on Treasury Bills (“T-Bills”) held by the Trust. The Trust may hold T-Bills with “original issue discount,” in which case Shareholders would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Trust may also acquire T-Bills with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Shareholders would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Trust.

Section 1256 Futures and Forward Contracts

Many of the commodity futures contracts, foreign currency futures contracts and foreign currency forward contracts held by the Trust are expected to be “Section 1256 Contracts” (as such term is defined in Section 1256(b) of the Code). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation. A Section 1256 Contract includes certain regulated futures contracts and foreign currency contracts. Under these rules, Section 1256 Contracts held by the Trust at the end of each taxable year of the Trust are treated for U.S. federal income tax purposes as if they were sold by the Trust for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales (known as “marking to market”), together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the Trust in computing its taxable income for such year. If a Section 1256 Contract held by the Trust at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark-to-market” rules.

With certain exceptions, capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. Under certain circumstances, long-term capital gains recognized by individuals may qualify for reduced rates of tax. However, certain currency contracts that would be treated as Section 1256 Contracts nevertheless give rise to ordinary income or loss. If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain to the extent that such gain includes gains on Section 1256 Contracts. Generally, a Section 1256 Contract does not include any “securities futures contract” or any option on such a contract.

Section 988 Transactions

Certain of the Trust’s trading activities will be “Section 988 transactions.” Section 988 transactions include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of a nonfunctional currency or is determined by reference to the value of one or more nonfunctional currencies. In general, foreign currency gain or loss on Section 988 transactions is characterized as ordinary income or loss except that gain or loss on regulated futures contracts which are Section 1256 contracts is generally characterized as capital gain or loss (as described above).

Certain Securities Futures Contracts

Generally, a securities futures contract is a contract of sale for future delivery of a single security or a narrow-based security index, such as an index linked security futures contract. Generally, any gain or loss from the sale or exchange of a securities futures contract is treated as gain or loss from the sale or exchange of property that has the same character as the property to which the contract relates has (or would have) in the hands of the taxpayer. If the underlying security would be a capital asset in the taxpayer’s hands, then gain or loss from the sale or exchange of the securities futures contract would be capital gain or loss. Capital gain or loss from the sale or exchange of a securities futures contract to sell property (i.e., the short side of a securities futures contract) generally will be short-term capital gain or loss.

Mixed Straddle Election

The Code allows a taxpayer to elect to offset gains and losses from positions, which are part of a “mixed straddle.” A “mixed straddle” is any straddle in which one or more but not all positions are Section 1256 Contracts. Pursuant to Temporary Regulations, the Trust may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily “marking to market” of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the Temporary Regulations’ mixed straddle account rules is not entirely clear. Therefore, there is no assurance that a mixed straddle account election by the Trust will be accepted by the IRS.

Effect of Straddle Rules on Shareholder’s Securities Positions

The IRS may treat certain positions in securities held (directly or indirectly) by a Shareholder and its indirect interest in similar securities held by the Trust as “straddles” for U.S. federal income tax purposes. Shareholders should consult their tax advisers regarding the application of the “straddle” rules to their investment in the Trust.

Other Investments

In addition to Section 1256 Contracts, it is possible that the Trust will enter into forward contracts, futures contracts, swap transactions or other types of investments the timing and character of which will differ than that of Section 1256 Contracts.

Reportable Transactions

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s United States federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the Trust or the Shareholders (1) if a Shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, the Trust’s material advisers could be required to maintain a list of persons investing in the Trust pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Tax Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax generally is nonetheless subject to taxation with respect to its “unrelated business taxable income”, or UBTI. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function. UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Trust) in which it is a partner. However, if a tax-exempt entity’s acquisition of a partnership interest is debt financed, or the partnership incurs “acquisition indebtedness”, all or a portion of the income or gain attributable to the “debt financed property” would also be included in UBTI regardless of whether such income would otherwise be excluded as dividends, interest or capital gains. The income of the Trust will be passive investment income generally excluded from UBTI and the Trust will not incur “acquisition indebtedness”. Thus, if you are a tax-exempt entity and your acquisition of the Shares is not debt-financed, income with respect to the Shares will not be UBTI.

Taxation of Non-U.S. Holders of Shares

As used herein, the term “non-U.S. Holder” means a beneficial owner of Shares that is not a U.S. Holder.

The Trust will conduct its activities in such a manner that a non-U.S. Holder of the Trust’s Shares who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares. Non-U.S. persons treated as engaged in a U.S. trade or business are generally subject to U.S. federal income tax at the graduated rates applicable to U.S. persons on their net income which is considered to be effectively connected with such U.S. trade or business. Non-U.S. persons that are corporations may also be subject to a 30% branch profits tax. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized. There can be no assurance that the IRS will not assert successfully that some portion of the Trust’s income is properly treated as effectively connected income with respect to the Trust’s Shareholders.

In addition, if you are a non-U.S. Holder, interest income allocable to you generally will be considered short-term interest not subject to U.S. withholding or income tax, or “portfolio interest” not subject to U.S. federal income or withholding tax provided that you meet certain requirements and you certify on IRS Form W-8BEN (or successor form), under penalties of perjury, that you are not a U.S. person and provide your name and address and otherwise satisfy applicable documentation requirements.

Subject to the discussion below, you generally will not be subject to U.S. federal income tax on gains on the sale of the Shares or on your share of the Trust’s gains. However, in the case of an individual non-U.S. Holder, such holder will be subject to U.S. federal income tax on gains on the sale of Shares or such holder’s share of the Trust’s gains if such non-U.S. Holder is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Each holder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust its name and address and such other information and forms as may be reasonably requested by the Trust for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

Backup Withholding

The Trust will be required in certain circumstances to backup withhold on certain payments paid to non-corporate holders of Shares who do not furnish to the Trust their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Certain State, Local and Foreign Income Tax Matters

In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Trust. State and local laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of the Trust generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident. One or more states may impose reporting requirements on the Trust and/or the Shareholders. Investors should consult with their own advisors as to the applicability of such rules in jurisdictions which may require or impose a filing requirement.

The Trust’s Sponsor is based in the State of Delaware and is wholly-owned by Barclays California Corporation, which is located in the State of California. If the Trust is engaged in a trade or business in Delaware, California or elsewhere, each Shareholder may be required to file an income tax return each year in such jurisdictions and would be taxed based on its income that is attributable to such jurisdictions.

Each Shareholder may be required to file returns and pay state and local tax on its share of Trust income in the jurisdiction in which it is a resident and/or other jurisdictions in which income is earned by the Trust. The Trust may be required to withhold and remit payment of taxes to one or more state or local jurisdictions on behalf of the Shareholders. Any amount withheld generally will be treated as a distribution to each particular Shareholder. However, an individual Shareholder may be entitled to a deduction or credit against tax owed to his or her state of residence for income taxes paid to other state and local jurisdictions where the Shareholder is not a resident.

In general, where a tax (including, without limitation, a state or local tax) is levied on the Trust, the amount of which is levied in whole or in part based on the status or identity of a Shareholder, such tax will be allocated as an expense attributable to that Shareholder and the amount will be withheld from any distribution to such Shareholder.

State and local taxes may be significant. Prospective Shareholders are urged to consult their tax advisors with respect to the state and local tax consequences of acquiring, holding and disposing of the Trust’s Shares.

Foreign Taxes

It is possible that certain interest received by the Trust from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, the Trust may also be subject to capital gains taxes in some of the foreign countries where it purchases and sells foreign debt obligations. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. It is impossible to predict in advance the rate of foreign tax the Trust will pay since the amount of the Trust’s assets to be invested in various countries is not known.

Shareholders will be informed by the Trust as to their proportionate share of any foreign taxes paid by the Trust, which they will be required to include in their income. Shareholders generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if they itemize their deductions, a deduction

(subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their federal income taxes. A Shareholder that is tax-exempt will not ordinarily benefit from such credit or deduction.

Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the Shareholder’s federal tax (before the credit) attributable to its total foreign source taxable income. A Shareholder’s share of the Trust’s interest from non-U.S. debt securities generally will qualify as foreign source income. Generally, the source of gain and loss realized upon the sale of personal property, such as securities, will be based on the residence of the seller. In the case of a partnership, the determining factor is the residence of the partner. Thus, absent a tax treaty to the contrary, the gains and losses from the sale of securities allocable to a Shareholder that is a U.S. resident generally will be treated as derived from U.S. sources (even though the securities are sold in foreign countries). Certain currency fluctuation gains, including fluctuation gains from foreign currency denominated debt securities, receivables and payables, will also be treated as ordinary income derived from U.S. sources.

Prospective investors should note that the limitation on the foreign tax credit is applied separately to foreign source passive income, such as interest. In addition, for foreign tax credit limitation purposes, the amount of a Shareholder’s foreign source income is reduced by various deductions that are allocated and/or apportioned to such foreign source income. One such deduction is interest expense, a portion of which will generally reduce the foreign source income of any Shareholder who owns (directly or indirectly) foreign assets. For these purposes, foreign assets owned by the Trust will be treated as owned by the investors in the Trust and indebtedness incurred by the Trust will be treated as incurred by investors in the Trust.

Because of these limitations, Shareholders may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Trust. The foregoing is only a general description of the foreign tax credit under current law. Moreover, since the availability of a credit or deduction depends on the particular circumstances of each Shareholder, investors are advised to consult their own tax advisers.

New Legislation or Administrative or Judicial Action

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in unfavorable precedent or authority on issues for which there was previously no clear precedent or authority as well as revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting the Trust or the Trust’s Shares will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in the Trust’s Shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. For example, changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible to meet the qualifying income exception for the Trust to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes. The Trust and its Shareholders could be adversely affected by any such change in, or any new, tax law, regulation or interpretation.

ERISA AND RELATED CONSIDERATIONS

ERISA and/or Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plan or arrangements are invested, that are subject to ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to: (a) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (b) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest; (c) the Plan’s funding objectives; and (d) whether under the general fiduciary standards of investment prudence and diversification the investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying assets held in the Trust, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

Because of the possibility that a prohibited transaction could occur as result of the transfer of assets between a Plan and an Authorized Participant, no such transfer shall occur unless such transfer will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code. As a result, each Plan and its fiduciary will be deemed to have represented, in connection with a transfer of assets between the Plan and an Authorized Participant, that such transfer will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

PLAN OF DISTRIBUTION

The Trust will issue Shares in Baskets to Authorized Participants in exchange for the requisite consideration on a continuous basis. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. With respect to the Initial Shares, the Initial Authorized Participant will be acting as an underwriter. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the Securities Act.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares on NYSE Arca, the NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share in respect of which it is acting as a statutory underwriter over the price paid by that Authorized Participant in connection with the creation of that Share in a Basket may be deemed to be underwriting compensation. However, such underwriting compensation, together with any other underwriting compensation received in connection with the offering (if any), will not exceed 10% of the gross proceeds in accordance with FINRA Conduct Rule 2810.

The Trust will not pay a selling commission or any other compensation to any Authorized Participant in connection with the creation of Baskets. Investors that purchase Shares through a commission/fee-based brokerage account may, however, pay commissions/fees charged by the brokerage account. It is recommended that investors review the terms of their brokerage accounts for details on applicable charges.

The Shares are expected to be listed on NYSE Arca under the symbol “[            ]”.

Dealers that are not “underwriters” (including Authorized Participants that are not acting as underwriters) but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends that sales be made through broker-dealers who are members of the FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

In connection with any offering of the Shares outside the United States, the Authorized Participants are expected to comply with the following:

•

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, each of which is referred to in this prospectus as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which is referred to in this prospectus as the Relevant Implementation Date, it has not made and will not make an offer of the Shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Shares to the public in that Relevant Member State at any time:

(1)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(2)	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(3)	in any other circumstances that do not require the publication by the Trust of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, an “offer of Shares to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe for Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State. References to “€” are to euros.

The European Economic Area selling restriction stated above is in addition to any other selling restrictions set out below.

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Trust;

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom;

•

as the Trust may be a collective investment scheme as defined in the FSMA and the Trust has not been authorized, or otherwise recognized or approved, by the Financial Services Authority which, as an unregulated scheme, accordingly cannot be promoted in the United Kingdom to the general public, it will promote the Trust in the United Kingdom only in accordance with applicable law and regulation (1) if such promotion is carried out through an Authorized Person, (i) to persons who are investment professionals having professional experience in participating in unregulated schemes (only as defined in Article 14(5) of the FSMA (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (as amended) (the “CIS Order”)) or (ii) to persons who are within any of the categories of persons described in Article 22 of the CIS Order; (2) if such promotion is not carried out through an Authorized Person, in circumstances permitted by the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended); or (3) to persons to whom this prospectus may otherwise lawfully be communicated;

•

the offering of the Shares will be made on a private placement basis in Canada (in the provinces of British Columbia, Ontario and Quebec) (1) through the Authorized Participant or its affiliates who are permitted under applicable securities laws or have available exemptions to offer and sell the Shares in Canada; (2) solely to purchasers who are entitled under applicable provincial securities laws to purchase the Shares without the benefit of a prospectus qualified under the securities laws; and (3) in the case of purchasers in provinces other than Ontario, without the services of a dealer registered pursuant to those securities laws;

•

the offering and sale of Shares in Japan can only be effected through a licensed Commodity Investment Dealer (“shohin toushi hanbai gyosha”) or a person exempt under the law Concerning Regulations of Commodities Investment Business (the “Commodities Law”). The prospectus cannot be distributed in Japan other than to a licensed Commodity Investment Dealer or a person exempt under the Commodities Law;

•

the offering and sale of Shares in Switzerland will be on the basis of a non-public offering. This prospectus does not constitute a prospectus according to articles 652a or 1156 of the Swiss Federal Code of Obligations, and the Shares may not be offered or distributed on a professional basis in or from Switzerland, and neither this prospectus nor any other offering material relating to the Shares may be publicly issued in connection with any such offer or distribution. The Shares have not been and will not be approved by any Swiss regulatory authority. In particular, neither the Shares nor the Trust are or will be supervised by the Swiss Federal Banking Commission, and investors may not claim protection under the Swiss Investment Fund Act;

•

the offer or invitation which is the subject of this prospectus is not allowed to be made to the retail public in Singapore. This prospectus is not a “prospectus” as defined in the Securities and Futures Act, Chapter 289 of Singapore (“SFA”). Accordingly, statutory liability under that Act in relation to the content of prospectuses would not apply. You should consider carefully whether the investment is suitable for you. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Shares may not be circulated or distributed, nor may Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 304 of the SFA, (ii) to a relevant person, or any person pursuant to Section 305(2), and in accordance with the conditions, specified in Section 305 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where Shares are subscribed or purchased under Section 305 by a relevant person that is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Shares pursuant to an offer made under Section 305 except:

(1)	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 305(5) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)	where no consideration is or will be given for the transfer; or

(3) where the transfer is by operation of law;

•

the Shares are not registered or authorized for distribution under the German Investment Act (Investmentgesetz, the “Investment Act”) and, accordingly, have not been, and will not be, offered or advertised publicly or offered similarly under the Investment Act. Any offer of the Shares in Germany may be made only in accordance with the Investment Act and all other applicable laws in Germany governing the issue, offering and sale of the Shares;

•

the Shares may not be offered, sold or distributed in Spain except in compliance with the requirements of the Spanish Law on collective investment schemes (Ley 35/2003, de 4 de novembre, de Instituciones de Inversión Colectiva), as amended and restated, and Royal Decree 1309/2005, of November 4 (Real Decreto 1309/2005, de 4 de noviembre, por el que se aprueba el Reglamento de la Ley 35/2003, de 4 de noviembre, de instituciones de inversion colectiva, y se adopto el régimen tributario de las instituciones de inversión colectiva), as amended and restated, and other applicable Spanish laws and regulations or where there is no marketing of the Shares in Spain as defined therein;

•

the Shares may not be acquired by or offered, directly or indirectly to, individuals or entities in the Netherlands, and this prospectus may not be circulated in the Netherlands as part of initial distribution or at any time thereafter, except to individuals or entities whose ordinary business or profession is (1) to trade or invest in securities or (2) involves the acquisition and disposal of investment objects of the same kind as the assets or a substantial part of the assets of the Trust, in either case within the meaning of Article 1 of the regulation dated October 9, 1990 (as amended) issued pursuant to Article 14 of the Investment Institutions Supervision Act (Wet Toezicht Beleggingsinstellingen) of 27 June 1990;

•

no prospectus has been nor will be published in the Republic of Italy in connection with the offering of the Shares and that such offering has not been cleared by the Italian Securities and Exchange Commission (“CONSOB”) pursuant to Italian securities legislation and, accordingly, the Authorized Participant has represented and agreed that the Shares may not and will not be offered, sold or delivered, nor may or will copies of this prospectus or any other document relating to the Shares be distributed, in the Republic of Italy, except: (1) to professional investors (operatori qualificati), as defined in Article 31.2 of CONSOB Regulation No. 11522 of July 1, 1998, as amended (“Regulation No. 11522”), or (2) in other circumstances which are exempted from the rules on investment solicitation pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Decree No. 58”) and Article 33.1 of CONSOB Regulation No. 11971 of May 14, 1999, as amended (“Regulation No. 11971”). The Authorized Participant has represented and agreed that any offer, sale or delivery of the Shares or distribution of copies of the prospectus or any other document relating to the Shares in the Republic of Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, as applicable, will be: (a) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with Decree No. 58, Legislative Decree No. 385 of September 1, 1993, as amended (“Decree No. 385”), Regulation No. 11522 and any other applicable laws and regulations; (b) in compliance with Article 129 of Decree No. 385 and the implementing guidelines of the Bank of Italy; and (c) in compliance with any other applicable notification requirement or limitation that may be imposed by CONSOB or the Bank of Italy. Any investor purchasing the Shares in the offering is solely responsible for ensuring that any offer or resale of the Shares it purchased in the offering occurs in compliance with applicable laws and regulations. The prospectus and the information contained herein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on investment solicitation pursuant to Article 100 of Decree No. 58 and Article 33.1 of Regulation No. 11971, is not to be distributed, for any reason, to any third party resident or located in the Republic of Italy. No person resident or located in the Republic of Italy other than the original recipients of this document may rely on it or its contents. The Republic of Italy has only partially implemented the Prospectus Directive; the European Economic Area selling restriction stated above shall apply with respect to the Republic of Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in the Republic of Italy. Insofar as the requirements above are based on laws that are superseded at any time pursuant to the implementation of the Prospectus Directive in the Republic of Italy, such requirements shall be replaced by the applicable requirements under the relevant implementing measures of the Prospectus Directive in the Republic of Italy;

•

(1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Shares other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) and (2) it has not issued and will not issue any advertisement, invitation or document relating to the Shares, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any rules made thereunder; and

•

the Shares may not be offered or sold in the Republic of France. Neither this prospectus, which has not been submitted to the clearance procedures of the French authorities, including the Autorité des marches financiers (AMF), nor any offering material or information contained herein relating to the offering of the Shares, may be released or issued in France or to any resident of the Republic of France. This prospectus does not constitute an offer to sell securities under French law.

Any Authorized Participant may make a market in the Shares. However, no Authorized Participant is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity of the trading market for the Shares.

LEGAL MATTERS

The validity of the Shares will be passed upon for the Sponsor by Richards, Layton & Finger, P.A., Wilmington, Delaware. Clifford Chance US LLP, as special United States tax counsel to the Sponsor, will provide an opinion regarding certain federal income tax matters relating to the Trust and the Shares.

EXPERTS

The financial statements of the Trust as of [            ], 2008 that will be included in this prospectus will be audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in its report appearing herein, and will be so included in reliance upon such report given upon the authority of that firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement, including the exhibits to the registration statement, parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust and the Shares, please refer to the registration statement, which you may inspect without charge at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.

The current prospectus for the Trust, which may be updated from time to time pursuant to SEC and CFTC rules, will be available online at www.ishares.com as well as at the SEC website referred to above.

The Trust will be subject to the informational requirements of the Exchange Act, and the Sponsor and the Trustee will, on behalf of the Trust, file certain reports and other information with the SEC. These reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street N.E., Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

The Trustee will furnish you with annual reports as required by the rules and regulations of the SEC, as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants, and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust. The monthly Account Statements for the Trust that are required to be prepared under the CFTC’s rules will be published online at www.ishares.com. You also will be provided with appropriate information to permit you, on a timely basis, to file your United States federal and state income tax returns with respect to your Shares. Additional reports may be posted online at www.ishares.com in the discretion of the Sponsor or the Trustee or as required by regulatory authorities.

iShares Diversified Alternatives Trust

Statement of Financial Condition as of [            ], 2008

Index

Page
Report of Independent Registered Public Accounting Firm	F-2
iShares® Diversified Alternatives Trust Statements of Financial Condition as of [ ], 2008 (Commencement of Operations)	F-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

iShares® Diversified Alternatives Trust

Statement of Financial Condition

[            ], 2008 (Commencement of Operations)

PART 2

STATEMENT OF ADDITIONAL INFORMATION

iSHARES® DIVERSIFIED ALTERNATIVES TRUST

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

[    ], 2008

The Futures Markets	Part 2-1

Glossary	Part 2-6

Part 2 - 2

THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”).

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market.” By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts.

A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2% to 5%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to the Trust’s trading, only the Trust and not its Shareholders personally, will be subject to margin calls.

Futures Exchanges

Futures contracts are traded on organized exchanges known as “contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Part 2 - 3

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Regulations

Futures exchanges and clearing houses in the United States are subject to regulation by the CFTC. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. See “Risk Factors—Risk Factors Relating to Regulatory Requirements—Regulatory and U.S. exchange position limits may restrict the creation of Baskets and the operation of the Trust.”

Foreign futures exchanges differ in certain respects from their U.S. counterparts. (Investors should be aware that no governmental U.S. agency regulates the foreign exchange markets.) In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party. See “The Risk Factors—Trading on futures exchanges outside the United States is not subject to U.S. regulation.”

Position Limits

The CFTC and U.S. futures exchanges have established limits, referred to as “speculative position limits” or “position limits” on the maximum net long or net short speculative position that any person or group of persons (or “accountability levels”) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is the desire to prevent a “corner” on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities futures and has established position limits for all agricultural commodities. Most U.S. futures exchanges have established accountability levels for all derivative contracts traded on these exchanges.

In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Position limits do not apply to forward contract trading or generally to trading on foreign exchanges.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See “The Risk Factors—Risks Relating to Commodities Markets—Commodity derivatives trading may be illiquid.”

Hedgers and Speculators

The two broad classes of persons who trade futures contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and

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which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator, such as the Trust, risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators, unlike hedgers, rarely take physical delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures contracts. The Trust does not anticipate taking or making delivery of any physical commodities or financial instruments underlying the futures contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

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GLOSSARY

In this prospectus, each of the following terms has the meaning set forth below:

“Advisor” — Barclays Global Fund Advisors, a California corporation and an indirect subsidiary of Barclays Bank PLC, when acting in its capacity as commodity trading advisor of the Trust. Barclays Global Fund Advisors is registered with the CFTC as a commodity trading advisor.

“Adjusted Net Asset Value” — with respect to the Trust, as of any date, the value of the Trust’s assets as of such date minus all Trust’s accrued fees (other than fees computed by reference to the value of the Trust or its assets), expenses and other liabilities on that date.

“Advisory Agreement” — the Investment Advisory Agreement between the Trust and the Advisor.

“Authorized Participant” — A person who, at the time of submitting to the Trust a purchase or a redemption order (1) is a registered broker-dealer and, if required in connection with its activities, a registered futures commission merchant, (2) is a DTC Participant, and (3) has in effect a valid Authorized Participant Agreement.

“Authorized Participant Agreement” — An agreement among the Authorized Participant, the Trustee and the Sponsor that provides the procedures for the creation and redemption of Baskets.

“Basket” — A block of 5,000 Shares (as such number may be increased or decreased pursuant to the Trust Agreement).

“Basket Amount” — The amount of cash that an Authorized Participant must deliver in exchange for one Basket, or the amount of cash that an Authorized Participant is entitled to receive in exchange for each Basket surrendered for redemption. The value of the Basket Amount will equal the product of the NAV and the number of Shares constituting a Basket, in each case as of the time of determination.

“Business Day” — Any day (1) other than: (a) a Saturday or a Sunday; (b) a day on which NYSE Arca is closed for regular trading, or (c) a day on which the Federal Reserve wire transfer system is closed for cash wire transfers, or (2) that the Trustee determines that it is able to conduct business.

“CFTC” — Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States, or any successor governmental agency in the United States.

“Clearing FCM” — [    ], or any other futures commission merchant appointed by the Sponsor as clearing futures commission merchant for the Portfolio.

“Code” — The United States Internal Revenue Code of 1986, as amended.

“Commodity Exchange Act” or “CEA” — The United States Commodity Exchange Act, as amended.

“Delaware Trustee” — Wilmington Trust Company, a Delaware banking corporation.

“DTC” — The Depository Trust Company, or its successor.

“DTC Participant” — An entity that has an account with DTC.

“ERISA” — The Employee Retirement Income Security Act of 1974, as amended.

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“Exchange Act” — The United States Securities Exchange Act of 1934, as amended.

“FINRA” — The Financial Industry Regulatory Authority.

“Indirect Participant” — An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“Investment Company Act” — The United States Investment Company Act of 1940, as amended.

“NAV” — The net asset value per Share.

“NFA” — National Futures Association.

“Portfolio” — At any time, the portfolio of futures and/or forward contracts, cash and other investments owned by the Trust at such time.

“Processing Agent” — SEI Investments Distribution Co., a Pennsylvania corporation, when acting in its capacity as an agent of the Trustee pursuant to the Trust Agreement.

“SEC” — The Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.

“Securities Act” — The United States Securities Act of 1933, as amended.

“Shareholders” — Owners of beneficial interests in the Shares.

“Shares” — Units of fractional undivided beneficial interest in the net assets of the Trust that are issued by the Trust.

“Short-Term Securities” — U.S. Treasury Securities or other short-term securities, in each case that are eligible as margin deposits under the rules of the relevant exchange.

“Sponsor” — Barclays Global Investors International, Inc., a Delaware corporation and an indirect subsidiary of Barclays Bank PLC, in its capacity as the commodity pool operator of the Trust, or any successor thereto in such capacity.

“Sponsor’s Fee” — An allocation to be paid by the Trust to the Sponsor monthly in arrears and will accrue daily at an annualized rate equal to [    ]% of the Adjusted Net Asset Value of the Trust.

“Tax Administrator” — PricewaterhouseCoopers LLP, a limited liability partnership formed under the laws of the state of Delaware, when acting in its capacity as tax administrator of the Trust.

“Trust” — The iShares® Diversified Alternatives Trust, a Delaware statutory trust formed pursuant to the Trust Agreement.

“Trust Administrator” — An administrator appointed by the Trustee pursuant to the Trust Agreement. The Trustee has initially appointed as Trust Administrator State Street Bank & Trust Company, a banking corporation organized under the laws of Massachusetts.

“Trust Agreement” — The Trust Agreement among the Sponsor, the Trustee and the Delaware Trustee.

“Trustee” — Barclays Global Investors, N.A., a national banking association and an indirect subsidiary of Barclays Bank PLC, when acting in its capacity as trustee of The Trust.

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iShares® Diversified Alternatives Trust

20,000 Shares

PROSPECTUS

[            ], 2008

Until [                     ], 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The trust will not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses will be paid by the Sponsor.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement will provide that the sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability or expense arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement incurred without their (1) negligence, bad faith, willful misconduct or willful malfeasance or (2) reckless disregard of their obligations and duties under the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit Number	Description
1.1	Form of Purchase Agreement*

4.1	Form of Trust Agreement

4.2	Form of Authorized Participant Agreement*

5.1	Form of Opinion of Richards, Layton & Finger, P.A. as to legality

8.1	Form of Opinion of Clifford Chance US LLP as to tax matters

10.1	Form of Investment Advisory Agreement

10.2	Form of Futures Commission Merchant Agreement*

23.1	Consent of Richards, Layton & Finger, P.A.**

23.2	Consent of Clifford Chance US LLP***

23.3	Consent of Independent Registered Public Accounting Firm*

24.1	Powers of Attorney (included on the signature page to the original filing of this Registration Statement)

*	To be filed by amendment.
**	To be included in Exhibit 5.1.
***	To be included in Exhibit 8.1.

(b)	Financial Statement schedules: Not applicable.

Item 17. Undertakings.

(a)	The registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by each of the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by each of the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)	Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on October 14, 2008.

iShares Diversified Alternatives Trust

By:	Barclays Global Investors International, Inc. as sponsor

By:	/S/ LEE T. KRANEFUSS
Lee T. Kranefuss

By:	/S/ MICHAEL A. LATHAM
Michael A. Latham

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/S/ LEE T. KRANEFUSS	Director, Chief Executive Officer, President	October 14, 2008
Lee T. Kranefuss

/S/ MICHAEL A. LATHAM	Director, Chief Financial Officer, Principal Accounting Officer	October 14, 2008
Michael A. Latham

*	The Registrant will be a trust and the persons are signing in their capacities as officers or directors of Barclays Global Investors International, Inc., the sponsor of the Registrant.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Purchase Agreement*

4.1	Form of Trust Agreement

4.2	Form of Authorized Participant Agreement*

5.1	Form of Opinion of Richards, Layton & Finger, P.A. as to legality

8.1	Form of Opinion of Clifford Chance US LLP as to tax matters

10.1	Form of Investment Advisory Agreement

10.2	Form of Futures Commission Merchant Agreement*

23.1	Consent of Richards, Layton & Finger, P.A.**

23.2	Consent of Clifford Chance US LLP***

23.3	Consent of Independent Registered Public Accounting Firm*

24.1	Powers of Attorney (included on the signature page to the original filing of this Registration Statement)

*	To be filed by amendment.
**	To be included in Exhibit 5.1.
***	To be included in Exhibit 8.1.

(b)	Financial Statement schedules: Not applicable.